SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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Deere & Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DEERE & COMPANY
One John Deere Place
Moline, Illinois 61265
 _________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 29, 2012

Deere’s Annual Meeting of Stockholders will be held on Wednesday, February 29, 2012, at 10:00 a.m. Central Standard Time at Deere’s headquarters at One John Deere Place, Moline, in Rock Island County, Illinois. You can find directions to our headquarters on the back cover of the Proxy Statement. At the meeting, stockholders will be asked to:

1.	Elect the following directors (see page 5): Crandall C. Bowles Vance D. Coffman Charles O. Holliday, Jr. Dipak C. Jain Clayton M. Jones Joachim Milberg Richard B. Myers Thomas H. Patrick Sherry M. Smith
2.	Cast a non-binding vote on executive compensation (“say-on-pay”) (see page 11)
3.	Approve the Deere & Company Nonemployee Director Stock Ownership Plan (see page 12)
4.	Ratify the appointment of Deloitte & Touche LLP as Deere’s independent registered public accounting firm for fiscal 2012 (see page 16)
5.	Consider any other business properly brought before the meeting

You may vote at the meeting if you were a Deere stockholder of record at the close of business on December 31, 2011.

This year, we are using the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”) that allows us to deliver proxy materials via the Internet. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On January 13, 2012, we mailed certain stockholders of record a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials electronically.

To be sure that your shares are properly represented at the meeting, whether you attend or not, please sign, date, and promptly mail the enclosed proxy card or voter instruction form in the enclosed envelope, or vote using the telephone or Internet voting procedures described on the proxy card. If your shares are held in the name of a bank, broker, or other holder of record, telephone or Internet voting will be available to you only if offered by them. Their procedures should be described on the voting form they send to you.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE USING TELEPHONE OR INTERNET VOTING, IF AVAILABLE TO YOU, OR BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE UNITED STATES. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER, BANK, OR OTHER HOLDER OF RECORD AND YOU WISH TO VOTE THEM AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FROM THAT RECORD HOLDER.

Along with the attached Proxy Statement, we are also sending you our Annual Report, which includes our fiscal 2011 financial statements. Most of you can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Please refer to your proxy card and the section “Electronic Delivery of Proxy Statement and Annual Report” on page 4 of the Proxy Statement for further information.

For the Board of Directors,

Moline, Illinois	GREGORY R. NOE
January 13, 2012	Secretary

PROXY STATEMENT

Why am I receiving this proxy statement?
The Deere & Company Board of Directors (the “Board”) has made available to you the Notice of Annual Meeting, this proxy statement (“Proxy Statement”), our annual report for the year ended October 31, 2011 (“Annual Report”), proxy card, and voter instruction card (collectively, “Proxy Solicitation Materials”) either on the Internet or by mail in connection with the Deere & Company (“Deere,” the “Company,” “we,” or “us”) 2012 Annual Meeting of Stockholders (the “meeting” or “Annual Meeting”). You are receiving this Proxy Statement because you owned shares of Deere common stock at the close of business on December 31, 2011, and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The Proxy Solicitation Materials are being mailed to, or can be accessed online by, stockholders on or about January 13, 2012.

What is Notice & Access and why did Deere elect to use it?
We make the Proxy Solicitation Materials available to stockholders electronically via the Internet under the Notice and Access regulations of the Securities and Exchange Commission (the “SEC”).

Most of our stockholders have received a Notice of Electronic Availability (“Notice”) in lieu of receiving a full set of Proxy Solicitation Materials in the mail. This Notice includes information on how to access and review the Proxy Solicitation Materials, and how to vote, via the Internet. We believe this method of delivery will decrease costs, expedite distribution of Proxy Solicitation Materials to you, and reduce our environmental impact.

Stockholders who received a Notice but would like to receive a printed copy of the Proxy Solicitation Materials in the mail should follow the instructions in the Notice for requesting such materials.

What will I be voting on?
  Election of directors (see page 5)
  Non-binding resolution on executive compensation (“say-on-pay”) as disclosed in this Proxy Statement (see page 11)
  Approval of the Deere & Company Nonemployee Director Stock Ownership Plan (see page 12)
  Ratification of the independent registered public accounting firm (see page 16)

How do I vote?
You can vote either in person at the Annual Meeting or by proxy without attending the meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted.

To vote your shares, follow the instructions in the Notice, voting instruction form, or the enclosed proxy card. Telephone and Internet voting is available to all registered and most beneficial holders.

Stockholders voting by proxy may use one of the following three options:

  fill out the enclosed voter instruction form or proxy card, sign it, and mail it in the enclosed postage-paid envelope;

  vote by Internet (if available, instructions are on the voter instruction form, proxy card, or Notice); or
  vote by telephone (if available, instructions are on the voter instruction form, proxy card, or Notice).

If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker, or other holder of record to see the options available to you.

The telephone and Internet voting facilities for stockholders will close at 11:59 p.m. Eastern Standard Time on February 28, 2012. If you vote over the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. The telephone and Internet voting procedures are designed to authenticate stockholders and to allow you to confirm that your instructions have been properly recorded.

If you hold shares through one of our employee savings plans, your vote must be received by the plan administrator by February 24, 2012, or the shares represented by the card will not be voted.

Can I change my proxy vote?
Yes. At any time before your shares are voted by proxy, you may change your vote by:

  revoking it by written notice to Gregory R. Noe, our Secretary, at the address on the cover of this Proxy Statement;
  delivering a later-dated proxy (including a telephone or Internet vote); or
  voting in person at the meeting.

If you hold your shares in “street name,” please refer to the information forwarded by your bank, broker, or other holder of record for procedures on revoking or changing your proxy.

How many votes do I have?
You will have one vote for each share of Deere common stock that you owned at the close of business on December 31, 2011.

How many shares are entitled to vote?
There are 403,389,732 shares of Deere common stock outstanding as of December 31, 2011 and entitled to vote at the meeting. Each share is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?
Under our Bylaws, a majority of the votes that can be cast must be present in person or by proxy to hold the Annual Meeting.

How many votes are needed for the proposals to pass?
  Nominees for director who receive a majority of “for” votes cast will be elected as directors. The number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee. In the event the number of nominees exceeds the number of directors to be elected, the nominees who receive the most votes will be elected as directors.
  The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the non-binding vote to adopt the resolution approving the Company’s executive compensation as disclosed in this Proxy Statement.
  The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the Nonemployee Director Stock Ownership Plan.
  The affirmative vote of a majority of the shares present in person or by proxy must be cast in favor of the ratification of the appointment of the independent registered public accounting firm.

What if I vote “abstain”?
A vote to “abstain” on the election of directors will have no effect on the outcome. A vote to “abstain” on the other proposals will have the effect of a vote against.

If you vote “abstain,” your shares will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.

What if I don’t return my proxy card and don’t attend the Annual Meeting?
If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you do not vote your shares, your shares will not be voted.

If you hold your shares in “street name,” and you do not give your bank, broker, or other holder of record specific voting instructions for your shares, your record holder can vote your shares on the ratification of the independent registered public accounting firm. However, your record holder cannot vote your shares without your specific instructions on the election of directors, the advisory vote on executive compensation, and the approval of the Nonemployee Director Stock Ownership Plan.

For the aforementioned proposals on which a broker cannot vote without your instruction, if you do not provide voting instructions to your broker, the votes will be considered “broker non-votes” and will not be counted in determining the outcome of the vote. “Broker non-votes” will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting.

What happens if a nominee for director declines or is unable to accept election?
If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, we will vote your shares for that other person.

Is my vote confidential?
Yes. Your voting records will not be disclosed to us except:

  as required by law;
  to the inspectors of voting; or
  if the election is contested.

The tabulator, the proxy solicitation agent, and the inspectors of voting must comply with confidentiality guidelines that prohibit disclosure of votes to Deere. The tabulator of the votes and at least one of the inspectors of voting will be independent of Deere and our officers and directors.

If you are a holder of record or an employee savings plan participant, and you write comments on your proxy card, your comments will be provided to us but your vote will remain confidential.

ANNUAL REPORT

Will I receive a copy of Deere’s Annual Report?
Unless you have previously elected to view our annual reports over the Internet, we have either mailed to you our annual report for the year ended October 31, 2011 (“Annual Report”) with this Proxy Statement or provided the web address in the Notice for you to access the Annual Report online. The Annual Report includes our audited financial statements and other financial information, and we urge you to read it carefully.

How can I receive a copy of Deere’s 10-K?
You can obtain, free of charge, a copy of our Annual Report on Form 10-K for the year ended October 31, 2011 (the “Form 10-K”), by:

  accessing our Internet site at www.deere.com/stock; or
  writing to:

Deere & Company
Stockholder Relations
One John Deere Place
Moline, Illinois 61265-8098

You can also obtain a copy of our Form 10-K and other periodic filings with the Securities and Exchange Commission (“SEC”) from the SEC’s EDGAR database at www.sec.gov.

ELECTRONIC DELIVERY OF PROXY STATEMENT AND ANNUAL REPORT

Can I access Deere’s proxy materials and Annual Report electronically?
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 29, 2012:

The Proxy Statement and Annual Report to security holders are available on our Internet site at www.deere.com/stock.

Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

  following the instructions provided on your proxy card, voter instruction form, or Notice; or
  going to www.proxyvote.com and following the instructions provided.

If you choose to receive future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access future proxy statements and annual reports. The e-mail will include instructions for voting over the Internet. If you have not elected electronic delivery, you will receive a Notice indicating that proxy solicitation materials are available at www.proxyvote.com.

INFORMATION NOT INCORPORATED INTO THIS PROXY STATEMENT

The information on our website (www.deere.com) is not, and shall not be deemed to be, a part of this Proxy Statement nor, by reference or otherwise, incorporated into any other filings we make with the SEC.

HOUSEHOLDING INFORMATION

What is “householding?”
Either a single copy of the Proxy Solicitation Materials or the Notice, as applicable, will be sent to households at which two or more stockholders reside if they appear to be members of the same family, unless one of the stockholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Householding will not affect dividend check mailings in any way.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

If Proxy Solicitation Materials were delivered to an address that you share with another stockholder, we will promptly deliver a separate copy if you make a written or verbal request to Deere & Company Stockholder Relations, One John Deere Place, Moline, Illinois 61265-8098, (309) 765-4539.

How do I revoke my consent to the householding program?
You must revoke your consent to the householding program by contacting Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

ELECTION OF DIRECTORS

Crandall C. Bowles, Vance D. Coffman, Charles O. Holliday, Jr., Dipak C. Jain, Clayton M. Jones, Joachim Milberg, Richard B. Myers, Thomas H. Patrick, and Sherry M. Smith are to be elected for terms expiring at the annual meeting in 2013. On February 24, 2010, stockholders approved an amendment to the Company’s Certificate of Incorporation to provide for the annual election of directors. Beginning in 2013, all members of the Board will be elected annually.

The Corporate Governance Committee of the Board recommended these individuals to the Board and the Board nominated them.

Each nominee’s age at December 31, 2011, present position, directorships at public companies and registered investment companies during the past five or more years, positions with Deere, current directorships in other companies, and key qualifications, experiences, and attributes qualifying them to serve on the Company’s Board appear below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NINE NOMINEES.

Crandall C. Bowles (64) Chairman of Springs Industries, Inc. and Chairman, The Springs Company
  Chairman of Springs Industries, Inc. (home furnishings) and The Springs Company since August 2007
  Co-Chairman and Co-Chief Executive Officer of Springs Global US, Inc. and Springs Global Participacoes S. A. - January 2006 to August 2007
  Chairman and Chief Executive Officer of Springs Industries, Inc. - April 1998 to January 2006
  Director of Deere from 1990 to 1994 and since 1999. Chair of Corporate Governance Committee and member of Compensation and Executive Committees
  Other current directorships: JP Morgan Chase & Company and Sara Lee Corporation

Key Qualifications, Experiences, and Attributes:
In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Bowles should serve on Deere’s Board of Directors: her leadership qualities developed from her service as Chairman and Chief Executive Officer of Springs Industries, the breadth of her experiences in auditing, risk management, and other areas of oversight while serving as a member of the Board of Directors of other global corporations, and her subject matter knowledge in the areas of economics and sales and marketing of consumer products.

Vance D. Coffman (67) Retired Chairman of Lockheed Martin Corporation
  Retired Chairman of Lockheed Martin Corporation (aerospace, defense, and information technology) since April 2005
  Chairman of Lockheed Martin Corporation - April 1998 to April 2005
  Chief Executive Officer of Lockheed Martin Corporation - August 1997 to August 2004
  Director of Deere since 2004. Chair of Compensation Committee and member of Corporate Governance and Executive Committees
  Other current directorships: 3M Company and Amgen Inc.
  Other previous directorships: Bristol-Myers Squibb Company

Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Coffman should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman and Chief Executive Officer of Lockheed Martin Corporation, the breadth of his experiences in auditing, corporate governance, and other areas of oversight while serving as a member of the Board of Directors of other global corporations, and his subject matter knowledge in the areas of engineering, manufacturing, and finance.

Charles O. Holliday, Jr. (63) Chairman of the Board, Bank of America Corporation
  Chairman of Bank of America Corporation (banking, investing, and asset management) since April 2010
  Chairman from January 1999 to December 2009 and Chief Executive Officer from 1998 through 2008 of DuPont (agricultural, electronics, materials science, safety and security, and biotechnology)
  Director of Deere since May 2007. Presiding Director of the Board since May 2009. Chair of Audit Review Committee and member of Corporate Governance and Executive Committees
  Other current directorships: CH2M HILL Companies, Ltd. and Royal Dutch Shell plc
  Other previous directorships: E.I. du Pont de Nemours and Company and HCA Inc.

Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Holliday should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chairman of Bank of America Corporation and Chairman and Chief Executive Officer of DuPont, the breadth of his experiences in auditing, compensation, and other areas of oversight while serving as a member of the Board of Directors of other global corporations, and his subject matter knowledge in the areas of engineering, finance, business development, and corporate responsibility.

Dipak C. Jain (54) Dean, INSEAD
  Dean, INSEAD (international graduate business school) since March 2011
  Dean, Kellogg School of Management, Northwestern University, Evanston, Illinois - July 2001-August 2009
  Associate Dean for Academic Affairs, Kellogg School of Management, Northwestern University - 1996 to 2001
  Sandy and Morton Goldman Professor of Entrepreneurial Studies and Professor of Marketing, Kellogg School of Management, Northwestern University - 1994 to 2011
  Visiting professor of marketing at Sasin Graduate Institute of Business Administration at Chulalongkorn University, Bangkok, Thailand; Nijenrode University, The Netherlands; Indian School of Business, Hyderabad, India
  Director of Deere since 2002. Member of Audit Review and Pension Plan Oversight Committees
  Other current directorships: Northern Trust Corporation, Reliance Industries Limited, India, and Global Logistics Properties Limited, Singapore
  Other previous directorships: Hartmarx Corporation, Peoples Energy Corporation, and UAL Corp

Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Jain should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Dean of INSEAD, Dean of the Kellogg School of Management, and as a foreign affairs adviser for the Prime Minister of Thailand, the breadth of his experiences in compensation, corporate governance, and other areas of oversight while serving as a member of the Board of Directors of other global corporations, and his subject matter knowledge in the areas of marketing, global product diffusion, and new product forecasting and development.

Clayton M. Jones (62) Chairman, President, and Chief Executive Officer of Rockwell Collins, Inc.
  Chairman, President, and Chief Executive Officer of Rockwell Collins, Inc. (aviation electronics and communications) since June 2002
  Director of Deere since August 2007. Member of Compensation and Pension Plan Oversight Committees
  Other current directorships: Rockwell Collins, Inc.
  Other previous directorships: Unisys Corporation

Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Jones should serve on Deere’s Board of Directors: his leadership qualities developed from his service as Chairman, President, and Chief Executive Officer of Rockwell Collins, Inc., the breadth of his experiences in finance, compensation, and other areas of oversight while serving as a member of the Board of Directors of Unisys Corporation, and his subject matter knowledge in the areas of government affairs and marketing.

Joachim Milberg (68) Chairman of the Supervisory Board of Bayerische Motoren Werke (BMW) AG
  Chairman of the Supervisory Board of Bayerische Motoren Werke (BMW) AG (motor vehicles) since May 2004
  Retired Chief Executive Officer of BMW AG since May 2002
  Chairman of the Board of Management and Chief Executive Officer of BMW AG - February 1999 to May 2002
  Director of Deere since 2003. Member of Audit Review and Corporate Governance Committees
  Other current directorships: Bertelsmann AG, BMW AG, Festo AG, SAP AG, and ZF Friedrichshafen AG
  Other previous directorships: Allianz Versicherungs AG and MAN AG

Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Milberg should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chief Executive Officer of BMW and Chairman of BMW’s Board of Management and Supervisory Board, the breadth of his global experiences from his service as a member of the Board of Directors of non-U.S.-based corporations, and his subject matter knowledge in the areas of engineering, production automation, and robotic technology.

Richard B. Myers (69) Retired Chairman of the Joint Chiefs of Staff and Retired General of the United States Air Force
  Retired Chairman of the Joint Chiefs of Staff (principal military advisor to the President, the Secretary of Defense, and the National Security Council) and Retired General of the United States Air Force since September 2005
  Colin L. Powell Chair for National Security, Leadership, Character, and Ethics at the National Defense University since March 2006
  Foundation Professor of Military History and Leadership at Kansas State University since February 2006
  Chairman of the Joint Chiefs of Staff and General of the United States Air Force - October 2001 to September 2005
  Director of Deere since April 2006. Member of Compensation and Pension Plan Oversight Committees
  Other current directorships: Aon Corporation, Northrop Grumman Corporation, and United Technologies Corporation

Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Myers should serve on Deere’s Board of Directors: his leadership qualities developed from his service as the 15th Chairman of the Joint Chiefs of Staff, the breadth of his experiences in compliance, finance, and other areas of oversight while serving as a member of the Board of Directors of other global corporations, and his subject matter knowledge in the areas of crisis management, national security, and international geo-politics.

Thomas H. Patrick (68) Chairman of New Vernon Capital, LLC
  Chairman of New Vernon Capital, LLC (private equity fund) since 2003
  Executive Vice Chairman of Merrill Lynch & Co., Inc. - November 2002 to July 2003
  Executive Vice President and Chief Financial Officer of Merrill Lynch & Co., Inc. - February 2000 to November 2002
  Director of Deere since 2000. Chair of Pension Plan Oversight Committee and member of Audit Review and Executive Committees
  Other directorships: Baldwin & Lyons, Inc. and Computer Sciences Corporation
  Other previous directorships: optionsXpress Holdings, Inc.

Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Patrick should serve on Deere’s Board of Directors: his leadership qualities developed from his service as an executive officer of Merrill Lynch & Co., Inc., the breadth of his experiences in auditing, corporate governance, and other areas of oversight while serving as a member of the Board of Directors of other corporations, and his subject matter knowledge in the areas of finance, economics, and asset management.

Sherry M. Smith (50) Executive Vice President, Chief Financial Officer of SUPERVALU INC.
  Executive Vice President, Chief Financial Officer of Supervalu Inc. since December 2010
  Senior Vice President, Finance of Supervalu Inc. – 2005 to 2010
  Senior Vice President, Finance and Treasurer of SUPERVALU INC. – 2002 to 2005
  Director of Deere since December 2011. Member of Audit Review and Pension Plan Oversight Committees.
Key Qualifications, Experiences and Attributes:
In addition to her professional background, the following qualifications led the Board to conclude that Ms. Smith should serve on Deere’s Board of Directors: her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of SUPERVALU INC., the breadth of her experiences in auditing, finance, accounting, compensation, strategic planning, and other areas of oversight, her family farming background, and her subject matter knowledge in the areas of finance, accounting, and food and supply chain management.

DIRECTORS CONTINUING IN OFFICE

The three persons named below are currently serving as our directors. Their terms will expire at the annual meeting in 2013. Each director’s age, present position, directorships at public companies and registered investment companies during the past five or more years, positions with Deere, current directorships in other companies, and key qualifications, experiences, and attributes qualifying them to serve on the Company’s Board appear below.

Samuel R. Allen (58) Chairman and Chief Executive Officer of Deere
  Chairman and Chief Executive Officer of Deere since February 2010
  President and Chief Executive Officer of Deere - August 2009 to February 2010
  President and Chief Operating Officer of Deere – June 2009 to August 2009
  President, Worldwide Construction & Forestry Division and John Deere Power Systems of Deere – March 2005 to June 2009
  President, Global Financial Services, John Deere Power Systems, and Corporate Human Resources of Deere – November 2003 to March 2005
  Director of Deere since June 2009. Chair of Executive Committee
  Other current directorships: Whirlpool Corporation

Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Allen should serve on Deere’s Board of Directors: his leadership experience as an officer of Deere since 2001, the breadth of his management experiences within and knowledge of each of Deere’s major global operations, and his subject matter knowledge in the areas of engineering, manufacturing, and industrial management.

Aulana L. Peters (70) Retired Partner of Gibson, Dunn & Crutcher LLP
  Retired Partner of Gibson, Dunn & Crutcher LLP (law firm) since 2000
  Member of the International Public Interest Oversight Board for auditing, ethics, and accounting education standards since February 2005
  Member of the Public Oversight Board of the American Institute of Certified Public Accountants - January 2001 to March 2002
  Commissioner of the Securities and Exchange Commission - 1984 to 1988
  Director of Deere since 2002. Member of Audit Review and Corporate Governance Committees
  Other current directorships: 3M Company and Northrop Grumman Corporation
  Other previous directorships: Merrill Lynch & Co., Inc.
Key Qualifications, Experiences, and Attributes:
In addition to her professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Ms. Peters should serve on Deere’s Board of Directors: her leadership qualities developed from her experiences while serving as a partner of a global law firm and as Commissioner of the SEC, the breadth of her experiences in auditing, finance, and other areas of oversight while serving as a member of the Board of Directors of other major global corporations, and her subject matter knowledge in the areas of corporate governance, Sarbanes-Oxley compliance, and corporate ethics and professional standards.

David B. Speer (60) Chairman and Chief Executive Officer of Illinois Tool Works Inc.
  Chairman and Chief Executive Officer of Illinois Tool Works Inc. (engineered components,industrial systems, and consumables) since May 2006
  Chief Executive Officer and President of Illinois Tool Works Inc. - August 2005 to May 2006
  President of Illinois Tool Works Inc. - August 2004 to August 2005
  Executive Vice President of Illinois Tool Works Inc. - October 1995 to August 2004
  Director of Deere since November 2008. Member of Compensation and Pension Plan Oversight Committees
  Other current directorships: Illinois Tool Works Inc. and Rockwell Automation, Inc.
Key Qualifications, Experiences, and Attributes:
In addition to his professional background and prior Deere Board experience, the following qualifications led the Board to conclude that Mr. Speer should serve on Deere’s Board of Directors: his leadership qualities developed from his experiences while serving as Chairman and Chief Executive Officer of Illinois Tool Works Inc., the breadth of his experiences in auditing, corporate governance, and other areas of oversight while serving as a member of the Board of Directors of other global corporations, and his subject matter knowledge in the areas of engineering, manufacturing, and the construction product business.

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires that Deere seek a non-binding vote from its stockholders to approve the compensation of the executives named in the Summary Compensation Table of this Proxy Statement (the “Named Executive Officers” or “NEOs”) as disclosed in the Compensation Discussion & Analysis (“CD&A”) and tabular disclosures of this Proxy Statement. As approved by its stockholders at last year’s annual meeting, the Company is submitting this non-binding vote on an annual basis.

SUPPORTING STATEMENT

Pay for Performance

Deere’s compensation philosophy is to pay for performance, support Deere’s business strategies, and offer competitive compensation arrangements. Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives. The metrics used for our incentive programs are associated with operating metrics or based upon a function of the Company’s stock price with linkage to revenue growth and Total Shareholder Return. See the “Deere & Company Pay for Performance” graph in the Executive Summary of the CD&A which highlights our success in aligning executive compensation with the Company’s financial performance.

Program Design

In the CD&A, we have provided stockholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs, and how our compensation plans are administered. Our compensation approach, which we call our Total Rewards Strategy, is supported by the following principles, among others, as fully described in the section, “Total Rewards Strategy” in the CD&A:

  Attracting, retaining, and motivating high-caliber executives
  With greater responsibility, placing a larger portion of their total compensation “at-risk” with a larger portion tied to long-term incentives
  Recognizing the cyclical nature of our equipment businesses and the need to manage value throughout the business cycle
  Providing opportunity for NEOs to be long-term stockholders of Deere
  Structuring compensation programs to be regarded positively by our stockholders and employees

Best Practices in Executive Compensation

  We include a double-trigger change in control provision in our current Omnibus Plan and such provision is included in the Nonemployee Director Stock Ownership Plan as submitted to stockholders for approval
  We do not provide tax gross ups for executives, except for those available to all employees (including moving expenses and international assignments)
  We do not have retirement programs uniquely applicable to executive officers
  We have adopted an Executive Incentive Compensation Recoupment Policy to ensure accountability in the presentation of our financial statements
  We have established Stock Ownership Guidelines to encourage the retention of stock by our executives and strengthen the relationship between compensation and performance

  We have adopted a policy precluding all directors and employees, including our executive officers, and their Related Persons from engaging in short sales of the Company’s stock or trading in instruments designed to hedge against the Company’s stock

The Board believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement coincides with our compensation philosophy and aligns with the pay practices of our peer group.

FOR THE REASONS STATED, DEERE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the stockholders approve the compensation of the NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A, tabular disclosures, and other narrative executive compensation disclosures.”

Effect of Proposal

The say-on-pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require the Board or the Committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of our NEOs and on whether, and if so, how, to address stockholder disapproval remains with the Board and the Committee.

The Board believes that the Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of Deere and its stockholders.

The Board values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the non-binding vote and those opinions when making future compensation decisions.

APPROVAL OF THE NONEMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN

Summary of the Proposal

The Board has approved the Deere & Company Nonemployee Director Stock Ownership Plan in the form attached hereto as Appendix A (for purposes of this section of the Proxy Statement, the ‘‘Plan’’), subject to approval by the stockholders of the Company. The Plan succeeds the 2002 Deere & Company Nonemployee Director Stock Ownership Plan (the “Predecessor Plan”) under which grants can no longer be made after March 7, 2012. The description of the Plan which follows is qualified in its entirety by reference to the text of the Plan as set forth in Appendix A. The Plan provides for annual awards to each nonemployee director of shares or units of Company common stock which will be subject to certain restrictions until the director’s retirement, death, or disability. The number of shares of common stock reserved for all awards under the Plan is 500,000. No awards may be granted under the Plan after March 10, 2022.

Stockholder approval of the Plan requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE DEERE & COMPANY NONEMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN.

Description of the Plan

Establishment
Subject to stockholder approval, the Plan will become effective on February 29, 2012.

Purpose
The purpose of the Plan is to further the growth, development, and financial success of the Company by strengthening the Company’s ability to attract and retain the services of experienced and knowledgeable nonemployee directors. The Plan is designed to enable nonemployee directors to participate in the Company’s growth and to link their personal interests to those of Company stockholders.

Operation
Eligibility and the amount and timing of awards under the Plan are determined pursuant to Plan provisions. The Plan provides for annual awards to nonemployee directors of restricted stock units (“RSUs”) or shares of restricted common stock of the Company in an amount recommended by the Corporate Governance Committee and approved by the Board. In 2011, each nonemployee director received RSU awards equivalent to $100,000 under the Predecessor Plan. The number of RSUs or shares awarded in any year will be based on the fair market value of the common stock as of the date one week following the annual meeting of stockholders. The award is subject to risks of forfeiture and other terms and conditions (the ‘‘Restrictions’’). Pro rata awards will be made to nonemployee directors elected by the Board between annual meetings. In the year of retirement or resignation from the Board, the last award made to the nonemployee director will be prorated.

Restrictions on restricted shares remain in effect during a nonemployee director’s service on the Board. Restricted shares are held by the Company, and the shares are non-transferable and subject to forfeiture as provided in the Plan. Recipients of restricted stock receive dividends and are entitled to vote the restricted stock. Subject to proration of a nonemployee director’s last award in the year of retirement or resignation, in the event of a nonemployee director’s death, total and permanent disability, retirement, or resignation, the Restrictions attached to any award of restricted shares will lapse and the shares covered by such award will be delivered to the participant or the decedent’s beneficiary. If a nonemployee director’s service terminates other than by reason of death, total and permanent disability, retirement, or resignation, all of the director’s outstanding restricted shares are automatically forfeited.

Restrictions on awards of RSUs remain in effect until the awards are settled by delivery of the corresponding shares of common stock. Recipients of RSUs receive dividend equivalents but are not entitled to vote the underlying shares until the units convert to stock. Subject to proration of a nonemployee director’s last award in the year of retirement or resignation, settlement of RSUs occurs upon a nonemployee director’s termination of service on the Board or, if later, the first day of a calendar month specified by the director (but not later than 10 years following termination of service on the Board). However, if a nonemployee director’s service terminates other than by reason of death, total and permanent disability, retirement, or resignation, all of the director’s unsettled RSUs are automatically forfeited.

In the event of a change of control of the Company and a “qualifying termination” of a nonemployee director’s service on the Board, the Restrictions will lapse and the shares covered by awards pursuant to the Plan will be delivered to the participant. For purposes of awards under the Plan, a change of control is defined, generally, to include: (i) the acquisition by a third party or persons acting as a group of 30% or more of the combined voting power of the Company’s outstanding stock; (ii) a change in a majority of the incumbent Board of Directors of the Company (other than through election of nominees who are approved by a vote of at least two-thirds of the directors then in office); (iii) any merger, consolidation, or business combination of the Company (other than certain transactions that do not result in a substantial change in proportional ownership of the Company); or (iv) the complete liquidation or a sale of all or substantially all of the Company’s assets. A nonemployee director generally will be considered to have experienced a “qualifying termination” if within six months preceding or within 24 calendar months following a change of control of the Company, the nonemployee director’s service terminates: (i) upon the nonemployee director’s resignation from the Board at the request of the Company or another party to the transaction constituting the change of control; (ii) because the nonemployee director is not appointed to the Board as constituted following consummation of the transaction constituting the change of control; or (iii) as a result of the Company’s failure to nominate the nonemployee director for re-election to the Board.

The lapse of Restrictions and delivery of shares in the event of a change of control may have the incidental effect of increasing the net cost of such change of control by a relatively small amount and thus could theoretically render more difficult or discourage such a change of control, even if such change of control would be beneficial to stockholders generally.

The total number of shares which may be granted under the Plan is 500,000. Shares awarded and later forfeited may become available for subsequent award grants. It is anticipated that at the time of stockholder approval, eleven nonemployee directors will participate in the Plan.

Administration
The Plan is administered by and under the direction of the Board, which is authorized to interpret the Plan. The determinations of the Board are final, binding, and conclusive upon all persons.

Federal Income Tax Consequences
RSUs are not taxable to the participant at the time of the grant. Dividend equivalents received on the units are taxable to the participant as compensation during the period of the Restrictions and also are deductible by the Company as compensation during such period. The participant is taxed when the RSUs are settled by delivery of the corresponding shares of common stock on the then-current fair market value of the stock, and the Company is entitled to a tax deduction at the same time and in the same amount.

One-twelfth of a participant’s restricted stock award is taxable to the participant at the time of grant based on the fair market value of the stock at that time, and the Company is entitled to a deduction at the same time and in the same amount. The remaining eleven-twelfths of the award are not taxable to the participant at the time of the grant, unless the participant elects, under Internal Revenue Code Section 83(b), to be taxed on the value of the stock at that time. If this election is made, the Company is entitled to a corresponding deduction and dividends on the stock are taxable to the participant and are no longer deductible by the Company. If such an election is not made, dividends received on the stock are taxable to the participant as compensation during the period that the restricted shares remain subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code) and are deductible by the Company as compensation during such period. If such an election is not made, the participant is taxed when the substantial risk of forfeiture lapses which, under the terms of the Plan, occurs with respect to one-twelfth of the number of shares included in the award as of each month following the month during which the award is made, on the then-current fair market value of the stock, and the Company is entitled to a tax deduction at the same time and in the same amount.

Amendment
The Board may at any time amend or terminate the Plan, but may not amend the amount, price, or timing of awards more than once every six months, except to conform with changes in laws. The Board may not materially increase the maximum number of shares that may be issued under the Plan, may not materially increase total benefits under the Plan, and may not materially change eligibility requirements without such further approval of the stockholders as is required by law. No amendment or termination of the Plan may materially impair the rights of a participant under an award without the participant’s consent. The Plan provides for adjustment of awards and the maximum number of shares available for awards in the event of a stock dividend or split; a merger, reorganization, consolidation, or recapitalization; or similar events.

Plan Benefits

The number of RSUs and shares that will be received in the future under the Plan by any participant is not determinable at this time. As described above, under the Plan, annual awards are made in an amount recommended by the Corporate Governance Committee and approved by the Board. For 2011, each nonemployee director received annual awards of RSUs under the Predecessor Plan equivalent to $100,000 based on the market value of the Company’s common stock on the date of grant. At the December 2011 meeting, the Board increased the equity award to $120,000, as recommended by the Corporate Governance Committee, effective January 1, 2012. The table below shows the restricted units granted in fiscal 2011 under the Predecessor Plan to the individuals and groups indicated.

Name and Position	Dollar Value (1)	Number of Restricted Stock Units
Samuel R. Allen
Chairman and Chief Executive Officer(2)	None	None
James M. Field
Senior Vice President and Chief Financial Officer(2)	None	None
David C. Everitt
President, Agriculture & Equipment Operations(2)	None	None
James R. Jenkins
Senior Vice President and General Counsel(2)	None	None
Michael J. Mack
President, WW Construction & Forestry Operations(2)	None	None
Executive Group(2)	None	None
Non-Executive Director Group	$999,150	11,140
Non-Executive Officer Employee Group(2)	None	None
(1)	Represents the fair market value based on the mean of the high and low sales prices of Company common stock on the grant date, without giving effect to the diminution in value attributable to the restrictions on the units.
(2)	Employees of the Company are not eligible to participate in the Plan.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Review Committee has approved the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm to audit Deere’s financial statements and internal controls over financial reporting for fiscal 2012. The Audit Review Committee and the Board are requesting that stockholders ratify this appointment as a means of soliciting stockholders’ opinions and as a matter of good corporate practice.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required to ratify the selection of Deloitte & Touche LLP. If the stockholders do not ratify the selection, the Audit Review Committee will consider any information submitted by the stockholders in connection with the selection of the independent registered public accounting firm for the next fiscal year. Even if the selection is ratified, the Audit Review Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Review Committee believes such a change would be in the best interest of Deere and its stockholders.

We expect that a representative of Deloitte & Touche LLP will be at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the years ended October 31, 2011 and 2010, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Limited, and their respective affiliates (collectively, “Deloitte & Touche”).

Audit Fees

The aggregate fees billed include amounts for the audit of Deere’s annual financial statements and the reviews of the financial statements included in Deere’s Quarterly Reports on Form 10-Q, including services related thereto such as comfort letters, statutory audits, attest services, consents, and accounting consultations. Audit fees for the fiscal years ended October 31, 2011 and 2010 were $15.2 million and $14.5 million, respectively.

Audit-Related Fees

During the last two fiscal years, Deloitte & Touche has provided Deere with assurance and related services that are reasonably related to the performance of the audit of our financial statements. The aggregate fees billed for such audit-related services for the fiscal years ended October 31, 2011 and 2010 were $0.6 million and $0.8 million, respectively. These services included audits of financial statements of employee benefit plans, various attestation services, and other consultations.

Tax Fees

There were no fees billed for tax services for the fiscal years ended October 31, 2011 and October 31, 2010.

All Other Fees

There were no fees billed for services not included above for the fiscal years ended October 31, 2011 and October 31, 2010.

Pre-approval of Services by the Independent Registered Public Accounting Firm

The Audit Review Committee has adopted a policy for pre-approval of audit and permitted non-audit services provided by Deere’s independent registered public accounting firm. The Audit Review Committee will consider annually and, if appropriate, approve the provision of audit services by its independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Review Committee will also consider on a case-by-case basis and, if appropriate, approve specific services that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Review Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Review Committee or one or more of its members between regular meetings. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Review Committee will regularly review summary reports detailing all services being provided to Deere by its independent registered public accounting firm.

During fiscal 2011, all services by Deere’s independent registered public accounting firm were pre-approved by the Audit Review Committee in accordance with this policy.

OTHER MATTERS

We do not know of any other matters that will be considered at the Annual Meeting. If, however, any other appropriate business should properly come before the meeting, the Board will have discretionary authority to vote according to its best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table shows the number of shares of Deere common stock beneficially owned as of December 31, 2011, (unless otherwise indicated) by:

  each person, who, to our knowledge, beneficially owns more than 5% of our common stock;
  each of our nonemployee directors;
  each of our NEOs; and
  all individuals who served as directors or executive officers on December 31, 2011, as a group.

A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the sale or other disposition of the stock. A person is also considered the beneficial owner of shares as to which the person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, the following table includes exercisable stock options, shares underlying RSUs that are scheduled to settle within 60 days of December 31, 2011, and options and RSUs that would become exercisable or be settled within 60 days of December 31, 2011 at the discretion of an individual identified in the table (for example, upon retirement).

All individuals listed in the table have sole voting and investment power over the shares unless otherwise noted. As of December 31, 2011, Deere had no preferred stock issued or outstanding.

	Shares
	Beneficially	Options		Percent of
	Owned Excluding	Exercisable		Shares
	Options	Within 60 Days	Total	Outstanding
Non-Employee Directors (2)
Crandall C. Bowles	30,366		30,366	*
Vance D. Coffman	14,182		14,182	*
Charles O. Holliday, Jr.	8,810		8,810	*
Dipak C. Jain	20,884		20,884	*
Clayton M. Jones	8,474		8,474	*
Joachim Milberg	18,358		18,358	*
Richard B. Myers	10,826		10,826	*
Thomas H. Patrick	46,902		46,902	*
Aulana L. Peters	19,658		19,658	*
Sherry M. Smith	252		252	*
David B. Speer	8,333		8,333	*

Named Executive Officers (3)
Samuel R. Allen	80,099	663,308	743,407	*
James M. Field	15,407	135,539	150,946	*
David C. Everitt	2,624	185,033	187,657	*
James R. Jenkins	48,999	161,791	210,790	*
Michael J. Mack, Jr.	30,522	150,747	181,269	*

All directors and executive officers as a group
(19 persons) (4)	1,733,323	1,599,280	3,332,603	*

*	Less than 1% of the outstanding shares of Deere common stock.
(1)	The ownership information for Cascade Investment, LLC (“Cascade”) is based on information supplied by Cascade in a statement filed with the SEC. All shares of common stock held by Cascade may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade. Cascade has sole voting power and sole dispositive power over 24,508,573 shares owned.
(2)	The table includes restricted shares and RSUs awarded to directors under the Deere & Company Nonemployee Director Stock Ownership Plan (see footnote (2) to the Fiscal 2011 Director Compensation Table). Restricted shares and RSUs may not be transferred prior to retirement as a director. RSUs are payable only in Deere common stock following retirement and have no voting rights until they are settled in shares of stock. In addition, directors own the following number of deferred stock units, which are payable solely in cash under the terms of the Nonemployee Director Deferred Compensation Plan:
Director	Deferred Units
Crandall C. Bowles	29,661
Vance D. Coffman	15,524
Dipak C. Jain	1,281
Thomas H. Patrick	12,976

(3)	See the Outstanding Equity Awards at Fiscal 2011 Year-End table for additional information regarding equity ownership for executives as of October 31, 2011.
(4)	The number of shares shown for all directors and executive officers as a group includes 71,107 shares owned jointly with family members over which the directors and executive officers share voting and investment power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, certain of our officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These individuals are required by SEC regulations to furnish Deere with copies of all such Section 16(a) forms. Based solely on a review of the copies of such forms furnished to Deere, we believe that during 2011 all Section 16(a) filing requirements applicable to our insiders were complied with.

CORPORATE GOVERNANCE

Corporate Governance Policies

In recognition of the importance of corporate governance as a component of providing stockholder value, our Board of Directors has adopted Corporate Governance Policies for the Company. Our Corporate Governance Policies are periodically reviewed and revised as appropriate by the Board to ensure that the policies reflect the Board’s corporate governance objectives. The independence standards included in these policies meet or exceed the independence requirements of the NYSE. Our Corporate Governance Policies can be found on our website at http://www.deere.com/en_US/ir/corporategovernance/policies.html.

Director Independence

As part of our Corporate Governance Policies, the Board has adopted categorical standards to assist the Board in evaluating the independence of each director. The categorical standards are intended to assist the Board in determining whether or not certain relationships between our directors and Deere or its subsidiaries (either directly or indirectly as a partner, stockholder, officer, director, trustee, or employee of an organization that has a relationship with Deere) are “material relationships” for purposes of the NYSE independence standards. The categorical standards establish thresholds at which such relationships are deemed to be not material. The categorical standards are attached as Appendix B to this Proxy Statement and are included as part of the Corporate Governance Policies referenced above. A copy may also be obtained upon request to the Deere & Company Stockholder Relations Department. In addition, each director’s independence is evaluated under our “Related Person Transactions Approval Policy,” as discussed in the “Review and Approval of Related Persons Transactions” section below.

In November 2011, we reviewed the independence of each director, applying the independence standards set forth in our Corporate Governance Policies. The review considered relationships and transactions between each director (and his or her immediate family and affiliates) and each of the following: Deere, Deere’s management, and Deere’s independent registered public accounting firm.

Based on this review, at the December 2011 Board meeting, the Board affirmatively determined that the following directors have no material relationships with Deere and its subsidiaries and are independent as defined in our Corporate Governance Policies and the listing standards of the NYSE: Ms. Bowles, Mr. Coffman, Mr. Holliday, Mr. Jain, Mr. Jones, Mr. Milberg, Mr. Myers, Mr. Patrick, Ms. Peters, Ms. Smith, and Mr. Speer. Mr. Allen is not considered an independent director because of his employment relationship with Deere.

Review and Approval of Related Person Transactions

The Board has adopted a “Related Person Transactions Approval Policy” (the “Related Person Policy”). Under the Related Person Policy, our Corporate Governance Committee is responsible for reviewing, approving, and ratifying all related person transactions.

Under the Related Person Policy, a related person includes:

(1)	executive officers and directors of Deere;
(2)	any holder of 5% or more of Deere’s voting securities; or
(3)	an immediate family member of anyone in categories (1) or (2).

A related person transaction is a transaction, relationship, or arrangement between a related person and Deere where:

  the amount involved exceeds $120,000; and
  any related person (as defined above) has or will have a direct or indirect material interest in the transaction.

Each year, our directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions. Deere’s directors and officers must promptly advise our Corporate Secretary if there are any changes to the information previously provided.

After consultation with our General Counsel, management, and outside counsel, as appropriate, our Corporate Secretary determines whether the transaction is reasonably likely to be a related person transaction. Transactions deemed reasonably likely to constitute a related person transaction are submitted to the Corporate Governance Committee for consideration at its next meeting. If action is required prior to the next meeting, the transaction is submitted to the Chairperson of the Corporate Governance Committee (“Chairperson”) and the Chairperson’s determination is then reported to the Corporate Governance Committee at its next meeting.

When evaluating potential related person transactions, the Corporate Governance Committee or the Chairperson, as applicable, considers all reasonably available relevant facts and circumstances and approves only the related person transactions determined in good faith to be in compliance with, or not inconsistent with, our Code of Ethics, Business Conduct Guidelines, and the best interests of our stockholders.

Patrick Mack, brother of Michael J. Mack, Jr., our President, Worldwide Construction & Forestry Operations, is an employee in the Financial Services division of Deere. During fiscal 2011, Patrick Mack received $635,884 in direct and indirect cash compensation, along with stock options valued at $149,600 at the time of grant. Patrick Mack’s compensation is consistent with that of other employees at his grade level. Pursuant to our Corporate Governance Committee Charter, this transaction was approved by the Corporate Governance Committee after determining that it is not inconsistent with our Code of Ethics and Business Conduct Guidelines.

Identification and Evaluation of Director Nominees

The Corporate Governance Committee is responsible for recommending director nominees to the Board. Such Committee considers candidates as recommended by stockholders, directors, officers, and third party search firms. Recommendations from stockholders are considered by the Corporate Governance Committee in accordance with the procedures described under the section of this Proxy Statement entitled, “Stockholder Proposals and Nominations.” The Corporate Governance Committee reviews all candidates in the same manner, regardless of the source of the recommendation.

Our Corporate Governance Policies, which are periodically reviewed by the Board of Directors, provide the general criteria and framework for assessing director candidates. In accordance with our Corporate Governance Policies, when screening candidates for nomination to the Board, the Corporate Governance Committee considers skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements in the context of an assessment of the perceived needs of the Board.

At a minimum, the Board assesses the diversity of its members and nominees on an annual basis during its performance evaluation by considering, among other factors, diversity in expertise, experience, background, ethnicity, and gender.

Board Oversight of Risk Management

The Board believes that strong and effective internal controls and risk management processes are essential elements in achieving long-term stockholder value. The Board, directly and through its committees, is responsible for overseeing risks potentially affecting the Company.

The Audit Review Committee oversees financial, operational, strategic, and hazard-related risks by regularly reviewing reports and presentations given by management, including our Senior Vice President and General Counsel, Senior Vice President and Chief Financial Officer, and Vice President, Internal Audit. In addition, the Audit Review Committee regularly meets with our external auditors to discuss and assess potential risks. The Audit Review Committee regularly reviews our risk management practices and risk-related policies (for example, the Company’s Business Conduct Guidelines, information security policies, risk management and insurance portfolio, and legal and regulatory reviews) and evaluates potential risks related to internal control over financial reporting.

The Compensation Committee oversees potential risks related to the design and administration of our compensation plans, policies, and programs, including our performance-based compensation programs, to promote appropriate incentives which do not encourage unnecessary and excessive risk-taking by our employees. The Pension Plan Oversight Committee oversees potential risks related to funding our U.S. qualified pension plans (other than the defined contribution savings and investment plans) and monitoring compliance with applicable laws and Company policies and objectives. The Corporate Governance Committee oversees potential risks related to our governance practices by, among other tasks, reviewing succession plans and performance evaluations of the Board and Chief Executive Officer, monitoring legal developments and trends regarding corporate governance practices, and evaluating potential related person transactions.

The full Board oversees the Company’s risk management procedures and regularly receives and evaluates reports or presentations from the Chairs of the Audit Review, Compensation, Pension Plan Oversight, and Corporate Governance Committees on risk-related matters falling within each respective committee’s oversight responsibilities.

Board Leadership Structure

The Chairman of the Board also serves as our Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive Officer roles is the most appropriate structure for the Company at this time because: (1) the Board believes this structure has a longstanding history of serving our stockholders well, through many economic cycles, business challenges, and succession of multiple leaders; (2) the Board believes its governance processes, as reflected in the Corporate Governance Policies and Board committee charters, preserve Board independence by ensuring independent discussion among directors and independent evaluation of, and communication with, members of senior management, and (3) the Board believes the enhanced role of the independent Presiding Director strengthens the Company’s governance structure such that separation of the Chairman and Chief Executive Officer roles is unnecessary at this time.

Presiding Director

Charles O. Holliday, Jr., an independent director, currently serves as our Presiding Director. Mr. Holliday is currently serving his third term as our Presiding Director.

The Presiding Director is elected by a majority of the independent directors upon a recommendation from the Corporate Governance Committee. The Presiding Director is appointed for a one-year term beginning upon election and expiring upon the selection of a successor Presiding Director.

The Board has determined that the Presiding Director should have the following duties and responsibilities:

  Preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
  Serve as liaison between the Chairman and the independent directors;
  In consultation with the Chairman, review and approve the schedule of meetings of the Board, the proposed agendas, and the materials to be sent to the Board;
  Call meetings of the independent directors when necessary and appropriate; and
  Remain available for consultation and direct communication with Deere’s stockholders.

The Board believes that the role of the Presiding Director furthers the Company’s continuing commitment to strong corporate governance and Board independence.

Political Contributions

It is not our practice to make financial or in-kind political contributions with corporate assets, even when permitted by applicable law. The Company complies with all applicable state and federal laws related to the disclosure of lobbying activities.

The Company administers, under federal and state election laws, the John Deere Political Action Committee (“JDPAC”), which is a non-partisan political action committee comprised of the Company’s managerial and professional U.S. employees who voluntarily pool their financial resources to support candidates who understand the general business interests of the Company and its employees. Except for administration expenses, JDPAC is funded solely by the Company’s employees and is not supported by funds from the Company. JDPAC takes no stance on legislative matters and does not engage in lobbying on specific issues.

Communication with the Board

If you wish to communicate with the Board you may send correspondence to Corporate Secretary, Deere & Company, One John Deere Place, Moline, Illinois 61265-8098. The Corporate Secretary will submit your correspondence to the Board or the appropriate committee, as applicable.

You may communicate directly with the Presiding Director of the Board by sending correspondence to Presiding Director, Board of Directors, Deere & Company, Department A, One John Deere Place, Moline, Illinois 61265-8098.

COMMITTEES

The Board met five times during fiscal 2011. Directors are expected to attend Board meetings, meetings of committees on which they serve, and stockholder meetings. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During fiscal 2011, all directors attended 75% or more of the meetings of the Board and committees on which they served, except Dr. Milberg who attended less than 75% of the Board and committee meetings at which his attendance was required (three absences due to family medical reasons). All directors attended the Annual Meeting of Stockholders in February 2011.

Each Board meeting normally begins or ends with a session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees, as well as an opportunity for the independent directors to go into executive session (without the CEO) if requested by any director. The independent directors may meet in executive session, without the CEO, at any time, and are scheduled for such non-management executive sessions at each regularly scheduled Board meeting. The Presiding Director presides over these executive sessions.

The Board has delegated some of its authority to the following five committees of the Board: the Executive Committee, the Compensation Committee, the Corporate Governance Committee, the Pension Plan Oversight Committee, and the Audit Review Committee. Each such committee has adopted a charter that complies with current NYSE rules relating to corporate governance matters. Copies of the committee charters, as well as our Code of Ethics and Business Conduct Guidelines, are available at www.deere.com/corpgov. A copy of these charters and policies also may be obtained upon request to the Deere & Company Stockholder Relations Department.

The Executive Committee

The Executive Committee may act on behalf of the Board if a matter requires Board action between meetings of the full Board. The Executive Committee’s authority concerning certain significant matters is limited by law and our Bylaws. No meetings of the Executive Committee were required during fiscal 2011.

The Compensation Committee

The Board has determined that under current NYSE listing standards all members of the Compensation Committee are independent. The Compensation Committee currently retains Pearl Meyer & Partners (“Pearl Meyer”) as its compensation consultant. Pearl Meyer also provides independent input for the Corporate Governance Committee’s decision-making with respect to director compensation. The Compensation Committee reports to the Board on its activities. The Compensation Committee’s primary responsibilities include:

  Making recommendations to the Board regarding incentive and equity-based compensation plans;
  Evaluating and (except for the CEO) approving the compensation of our executive officers, including reviewing and approving corporate performance goals and objectives related to the compensation of our executive officers;
  Overseeing our policies on structuring compensation programs for executive officers to preserve tax deductibility; and
  Reviewing and discussing the CD&A with our management and determining whether to recommend to the Board that the CD&A be included in our filings with the SEC.

The Corporate Governance Committee

The Board has determined that under current NYSE listing standards all members of the Corporate Governance Committee are independent. The Corporate Governance Committee reports to the Board on its activities. The Corporate Governance Committee’s primary responsibilities include:

  Monitoring corporate governance policies and overseeing our Center for Global Business Conduct;
  Reviewing senior management succession plans and identifying and recommending to the Board individuals to be nominated as a director;
  Making recommendations concerning the size, composition, committee structure, and fees for the Board;
  Overseeing the evaluation of our management; and
  Reviewing and reporting to the Board on the performance and effectiveness of the Board and the Corporate Governance Committee.

The Pension Plan Oversight Committee

The Board has determined that under current NYSE listing standards all members of the Pension Plan Oversight Committee are independent. The Pension Plan Oversight Committee oversees our pension plans, establishes corporate policy with respect to the pension plans, and also reviews the Company’s funding policies. The Pension Plan Oversight Committee also has authority to make substantive amendments and modifications to the pension plans. The Pension Plan Oversight Committee reports to the Board on its activities.

The Audit Review Committee

The Board has determined that under current NYSE listing standards all members of the Audit Review Committee are independent and financially literate. The Board also determined that Mr. Holliday, Mr. Patrick, Ms. Peters, and Ms. Smith are “audit committee financial experts” as defined by the SEC and that each has accounting or related financial management expertise as required by NYSE listing standards. The Audit Review Committee reports to the Board on its activities and findings.

The Audit Review Committee’s primary responsibilities include:

  Overseeing an independent registered public accounting firm’s qualifications, independence, and performance;
  Assisting the Board in overseeing the integrity of our financial statements, compliance with legal requirements, and the performance of our internal auditors; and
  Pre-approving all audit and allowable non-audit services by the independent registered public accounting firm.

The following table shows the current membership of each committee and the number of meetings held by each committee during fiscal 2011:

Director	Executive Committee	Compensation Committee	Corporate Governance Committee	Pension Plan Oversight Committee	Audit Review Committee
Samuel R. Allen	Chair
Crandall C. Bowles	X	X	Chair
Vance D. Coffman	X	Chair	X
Charles O. Holliday, Jr.	X		X		Chair
Dipak C. Jain				X	X
Clayton M. Jones		X		X
Joachim Milberg			X		X
Richard B. Myers		X		X
Thomas H. Patrick	X			Chair	X
Aulana L. Peters			X		X
David B. Speer		X		X
Sherry M. Smith				X	X
Fiscal 2011 meetings	0	5	4	2	4

COMPENSATION OF DIRECTORS

We pay nonemployee directors an annual retainer along with additional fees to committee chairpersons as described below. We do not pay any other committee retainers or meeting fees. In addition, nonemployee directors are awarded RSUs after each annual meeting during their service as directors. A person who becomes a nonemployee director between annual meetings, or who serves a partial term, receives a prorated retainer and a prorated RSU award. We also reimburse directors for expenses related to meeting attendance. Directors who are employees receive no additional compensation for serving on the Board or its committees. Compensation for nonemployee directors is reviewed annually by the Corporate Governance Committee. At the December 2011 meeting, the Board approved changes to nonemployee director compensation, as recommended by the Corporate Governance Committee, which will be effective January 1, 2012. The following chart describes amounts paid and the value of awards granted:

Date Approved by Corporate Governance Committee	August 2007	August 2011
Effective Date of Annual Amounts	September 2007	January 2012
Retainer	$100,000	$100,000
Equity Award	$100,000	$120,000
Presiding Director	N/A	$20,000
Audit Committee Chair Fee	$15,000	$20,000
Compensation Committee Chair Fee	$15,000	$20,000
Corporate Governance Committee Chair Fee	$10,000	$15,000
Other Committee Chair Fees	$10,000	$10,000

Under our Nonemployee Director Deferred Compensation Plan, directors may choose to defer some or all of their annual retainers until retirement as a director. A director may elect to have these deferrals invested either in an interest-bearing account or in an account with a return equivalent to an investment in Deere common stock.

Prior to fiscal 2008, nonemployee directors received the equity award in the form of restricted stock. Beginning in fiscal 2008, directors receive the equity award in the form of RSUs. Although we do not impose stock ownership requirements on directors, we require directors to hold all equity awards until one of the following triggering events: retirement from the Board, permanent and total disability, death, or a change in control of Deere and a qualifying termination of the director. The directors are prohibited from selling, gifting, or otherwise disposing of their equity awards prior to a triggering event. While the restrictions are in effect, the nonemployee directors may vote the restricted shares, receive dividends on the restricted shares, and receive dividend equivalents on the RSUs.

In fiscal 2011, we provided the following compensation to nonemployee directors:

Fiscal 2011 Director Compensation Table

			Nonqualified
			Deferred
	Fees Earned or		Compensation	All Other
	Paid in Cash	Stock Awards	Earnings	Compensation
Name	($) (1)	($) (2)	($) (3)	($) (4)	Total ($)
Crandall C. Bowles	$110,000	$99,915	$0	$0	$209,915
Vance D. Coffman	$115,000	$99,915	$0	$18,807	$233,722
Charles O. Holliday, Jr.	$115,000	$99,915	$0	$16,649	$231,564
Dipak C. Jain	$100,000	$99,915	$5,101	$19,524	$224,540
Clayton M. Jones	$100,000	$99,915	$0	$18,818	$218,732
Joachim Milberg	$100,000	$99,915	$0	$0	$199,915
Richard B. Myers	$100,000	$99,915	$0	$21,602	$221,517
Thomas H. Patrick	$110,000	$99,915	$0	$26,819	$236,734
Aulana L. Peters	$100,000	$99,915	$0	$26,993	$226,908
David B. Speer	$100,000	$99,915	$0	$23,672	$223,587

(1)	All fees earned in fiscal 2011 for services as a director, including Committee Chairperson fees, whether paid in cash or deferred under the Nonemployee Director Deferred Compensation Plan, are included in this column.
(2)	Represents the grant date fair value of RSUs for financial statement reporting purposes in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and does not correspond to the actual value that will be realized by the nonemployee directors. All grants are fully expensed in the fiscal year granted based on the grant price (the average of the high and low price for Deere common stock on the grant date). For fiscal 2011, the grant date was March 2, 2011, and the grant price was $89.69. The nonemployee director grant date is seven calendar days after the Annual Meeting. The assumptions made in valuing the RSUs reported in this column are discussed in Note 24, “Stock Option and Restricted Stock Awards” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended October 31, 2011. The following table lists the cumulative restricted shares and RSUs held by directors as of October 31, 2011.

Director Name	Restricted Stock	RSUs
Crandall C. Bowles	19,916	7,650
Vance D. Coffman	6,532	7,650
Charles O. Holliday, Jr.	1,160	7,650
Dipak C. Jain	13,234	7,650
Clayton M. Jones	824	7,650
Joachim Milberg	10,708	7,650
Richard B. Myers	3,176	7,650
Thomas H. Patrick	19,252	7,650
Aulana L. Peters	12,008	7,650
David B. Speer	-	6,833

(3)	Directors are eligible to participate in the Nonemployee Director Deferred Compensation Plan. Under this plan, participants may defer part or all of their annual cash compensation. For these deferrals, two investment choices are available:

  an interest bearing alternative which pays interest at the end of each calendar quarter based on the Moody’s “A” rated Corporate Bond Rate for amounts deferred during or after fiscal 2010. For amounts deferred prior to fiscal 2010, the interest rate was based on the prime rate as determined by the Federal Reserve Statistical Release plus 2%; or

an equity alternative denominated in units of Deere common stock which earns additional shares each quarter at the quarterly dividend rate on Deere common stock.
The amounts included in this column represent the above-market earnings on the interest bearing investment alternative on amounts deferred prior to fiscal 2010. Above-market earnings represent the difference between the prime rate as determined by the Federal Reserve Statistical Release plus 2% and 120% of the applicable federal long-term rate.
(4)	Represents spousal travel and other expenses related to the May 2011 Board meeting in China. Directors have access to the corporate aircraft for purposes of traveling to and from Board meetings and other Company events. In accordance with SEC standards, no amount of incremental cost attributable to such aircraft usage is reported for fiscal 2011.

The reports of the Audit Review Committee and the Compensation Committee that follow do not constitute soliciting material and will not be deemed filed or incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Deere specifically incorporates the information by reference, and will not otherwise be deemed filed under these Acts.

AUDIT REVIEW COMMITTEE REPORT

To the Board of Directors:

The Audit Review Committee consists of the following members of the Board of Directors: Charles O. Holliday, Jr. (Chair), Dipak C. Jain, Joachim Milberg, Thomas H. Patrick, Aulana L. Peters, and Sherry M. Smith. Each of the members is independent as defined under the rules of the New York Stock Exchange (NYSE). The Audit Review Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing, and financial reporting processes of Deere. Management is responsible for establishing and maintaining Deere’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Review Committee is directly responsible for the appointment, oversight, compensation, and retention of Deloitte & Touche LLP, the independent registered public accounting firm for Deere. Deloitte & Touche LLP is responsible for performing an independent audit of Deere’s annual consolidated financial statements and internal control over financial reporting, and expressing opinions on (i) the conformity of Deere’s financial statements with accounting principles generally accepted in the United States of America; and (ii) Deere’s internal control over financial reporting.

All members of the Audit Review Committee are financially literate under the applicable NYSE rules, and the following members of the Audit Review Committee – Mr. Holliday, Mr. Patrick, Ms. Peters, and Ms. Smith – are “audit committee financial experts” within the meaning of that term as defined by the Securities and Exchange Commission (SEC) in Regulation S-K under the Securities Exchange Act of 1934, as amended. The Audit Review Committee has a written charter describing its responsibilities, which has been approved by the Board of Directors and is available on Deere’s website at www.deere.com/corpgov. The Audit Review Committee’s responsibility is one of oversight. Members of the Audit Review Committee rely on the information provided and the representations made to them by: management, which has primary responsibility for establishing and maintaining appropriate internal control over financial reporting, and for Deere’s financial statements and reports; and by the independent registered public accounting firm, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board (United States) (PCAOB), and expressing opinions on (i) the conformity of Deere’s financial statements with accounting principles generally accepted in the United States; and (ii) Deere’s internal control over financial reporting.

In this context, we have reviewed and discussed with management Deere’s audited financial statements as of and for the year ended October 31, 2011.

We have discussed with Deloitte & Touche LLP, the independent registered public accounting firm for Deere, the matters required to be discussed by PCAOB Interim Auditing Standard AU Section 380, Communications with Audit Committees.

We have received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Review Committee concerning independence, and have discussed with them their independence. We have concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to Deere is compatible with their independence.

Based on the reviews and discussions referred to above, and exercising our business judgment, we recommend to the Board of Directors that the financial statements referred to above be included in Deere’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011 for filing with the SEC. We have selected Deloitte & Touche LLP as Deere & Company’s independent registered public accounting firm for fiscal 2012, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

Ms. Smith is not a signatory to this report since she joined the Audit Review Committee subsequent to the reviews, discussions, and recommendations referenced herein.

Audit Review Committee
Charles O. Holliday, Jr. (Chair)
Dipak C. Jain
Joachim Milberg
Thomas H. Patrick
Aulana L. Peters

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

Fiscal 2011 Performance Review

During fiscal 2011, the Company maintained its strong financial condition through intense global economic pressure. The following table illustrates the Company’s growth in fiscal 2011 in terms of net sales and revenue, net income, and stock price relative to performance in fiscal 2010.

	2011 ($ in millions, except stock price)	2010 ($ in millions, except stock price)	Change (%)
Net Sales and Revenue	$32,013	$26,005	+23%
Worldwide Net Income
(U.S. GAAP)	$2,800	$1,865	+50%
Stock Price per Share at Fiscal
Year End	$75.90	$76.80	-1%

Pay for Performance Review and Analysis

Pay for performance is an important component of our longstanding compensation philosophy. Our compensation approach, known as Total Rewards Strategy (described in greater detail below in the section “Total Rewards Strategy”), is designed to motivate our executives, including our NEOs, to substantially contribute individually and collaboratively to the Company’s long-term, sustainable growth. The following chart shows the direct and indirect compensation components of TRS:

TOTAL REWARDS STRATEGY
TOTAL INDIRECT
	TOTAL DIRECT COMPENSATION			COMPENSATION
Short-Term		Long-Term
Compensation		Compensation		All Other Compensation
	Short-Term Incentive	Mid-Term Incentive	Long-Term Incentive
Base Salary	(“STI”)	(“MTI”)	(“LTI”)
Fixed cash component	Annual cash award for profitability and efficient operations during the fiscal year	Cash award for sustained profitable growth during a multi-year period	Equity award for creation of stockholder value, as reflected by the Company’s stock price, with linkage to revenue growth and Total Shareholder Return (“TSR”)	Perquisites; Retirement Benefits; Deferred Compensation Benefits; and Additional Benefits Payable Upon a Change-in-Control Event

As our NEOs assume greater responsibility, our pay-for-performance approach provides that: (1) a larger portion of their total compensation should be “at-risk” in the form of short-term, mid-term, and long-term incentive awards; and (2) a larger portion of their incentive awards should be focused on long-term awards to drive sustainable stockholder value. The following chart illustrates the allocation of all fiscal 2011 Total Direct Compensation components at target for each NEO. This chart highlights the Company’s emphasis on long-term and at-risk compensation.

Consultant Review of Pay for Performance Relative to Peer Group

In the course of reviewing our overall executive compensation program, the Compensation Committee’s consultant, Pearl Meyer, reviewed the relationship between total realizable compensation and our performance for the three fiscal years ended October 31, 2011. This review was conducted to understand the degree of alignment between total compensation delivered to NEOs during the period and our performance relative to our peer group as identified in the “Benchmarking” section below. For purposes of this review, “company performance” is defined as total shareholder return. “Total realizable compensation” for Deere NEOs is defined as the sum of the following components:

1.	Actual base salaries paid over the three-year period;
2.	Actual short-term incentive awards paid over the three-year period;
3.	The Black-Scholes value as of October 31, 2011 of any stock options granted over the three-year period;
4.	The current value of restricted shares (including RSUs and PSUs) granted over the three-year period; and
5.	The value of actual MTI payouts made over the three-year period.

For peer companies, realizable pay includes cash-based long-term incentive plan and performance share plan payouts for performance cycles fully contained within the 3-year period with award values multiplied by a factor that reflects grant frequency and long-term incentive vehicle mix.

Pearl Meyer’s analysis, as shown in the chart below, reveals that we achieved total shareholder return above the 75th percentile of our peer group from fiscal 2009-2011, while total realizable compensation for our CEO was below the median of the peer group and, for the other NEOs, closely tracked our relative performance.

CEO realizable compensation is below median against other CEOs due to Mr. Allen’s shorter tenure as CEO. We expect that with increased tenure, the relative positioning of Mr. Allen’s actual realizable compensation will more closely align with realizable compensation for our other NEOs relative to the companies in our peer group. The Committee believes this chart demonstrates an appropriate relationship between our compensation programs and the Company’s performance:

2011 Compensation Overview

At Deere, we remain committed to our longstanding compensation philosophy which incorporates the principles of paying for performance, supporting business strategies, and paying competitively. The Committee believes this philosophy continues to drive our NEOs and salaried employees to produce sustainable, positive results for Deere and our stockholders.

Compensation Objectives

We aspire to distinctively serve our customers – those linked to the land – through a great business. To achieve this aspiration, our business strategy includes:

  Exceptional operating performance;
  Disciplined growth of shareholder value added (“SVA”); and
  Aligned high-performance teamwork.

Execution of this strategy is expected to create a sustainable business that rewards our customers, our employees, and our stockholders. Total Rewards Strategy is designed to motivate our NEOs and salaried employees to execute our business strategy and strive for higher company performance while maintaining our core values of quality, innovation, integrity, and commitment.

Total Rewards Strategy (“TRS”)

TRS includes Total Direct Compensation (base salary, short-term, mid-term, and long-term incentive compensation) and Total Indirect Compensation (employee benefits). The award range and value for each of the incentive compensation components of TRS are tied to our performance through association with operating metrics or as a function of our stock price. We have chosen metrics that align compensation to our business strategy and our stockholders’ interests. This alignment is further accomplished by keeping our metrics simple, transparent, and consistently communicated from year to year. SVA, for example, has been published in the annual report every year since 2002 in the section following the Chairman’s letter.

Although TRS applies to most salaried employees, this Proxy Statement focuses on its applicability to our NEOs. TRS is supported by the following principles: (1) attract, retain, and motivate high-caliber executives; (2) with greater responsibility, place a larger portion of their total compensation “at-risk” with a larger portion tied to long-term incentives; (3) provide the appropriate level of reward for performance (below median total compensation for substandard company performance; median total compensation for median levels of company performance; and upper quartile total compensation for sustained upper quartile company performance); (4) recognize the cyclical nature of our equipment businesses and the need to manage value throughout the business cycle; (5) provide opportunity for NEOs to be long-term stockholders of Deere; (6) structure compensation programs to meet the tax deductibility criteria in the U.S. Internal Revenue Code (“IRC”) where practicable; and (7) structure compensation programs to be regarded positively by our stockholders and employees.

Compensation Elements of TRS

Each component of Total Direct Compensation and Total Indirect Compensation within TRS is summarized in the table below:

Where Reported in
Component	Purpose	Characteristics	Accompanying Tables
Base Salary	Reward for level of responsibility, experience, and sustained individual performance	Fixed cash component targeted at our peer group median; Base salary can vary from the market due to individual performance, experience, time in position, and internal equity considerations	Fiscal 2011 Summary Compensation Table under the column “Salary”
Discretionary Bonus Awards	To recognize outstanding individual achievement	A cash award that may not exceed 20% of base salary, except in unusual circumstances	No discretionary bonuses were awarded in fiscal 2011 to our NEOs
Short-Term Incentive (“STI”)	Reward for the achievement of higher profitability through operating efficiencies and asset management during the fiscal year	A target STI award is designed to provide median annual cash compensation compared with our peer group when combined with base salary

Fiscal 2011 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and Fiscal 2011 Grants of Plan-Based Awards under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards”

Where Reported in
Component	Purpose	Characteristics	Accompanying Tables
Mid-Term Incentive (“MTI”)	Reward for the achievement of sustained profitable growth over a multi-year performance period

Cash portion of long-term compensation; A target MTI award is designed to provide upper quartile compensation compared with our peer group in combination with base salary, above target STI, and target LTI awards

Fiscal 2011 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and Fiscal 2011 Grants of Plan-Based Awards under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards”

Long-Term Incentive (“LTI”)	Reward for the creation of stockholder value as reflected by our stock price with linkage to revenue growth and TSR

Equity-based portion of long-term compensation; A base-level LTI award is designed to provide median compensation compared to our peer group when combined with base salary and a target STI award; Award is delivered through a combination of Performance Stock Units (“PSUs”), Restricted Stock Units (“RSUs”), and stock options; Ultimate value of award depends on our stock price

Fiscal 2011 Summary Compensation Table under the column “Stock Awards” and “Option Awards;” Fiscal 2011 Grants of Plan-Based Awards under the columns referencing stock and option awards; Outstanding Equity Awards at Fiscal 2011 Year-End; Fiscal 2011 Option Exercises and Stock Vested; Fiscal 2011 Deferred Compensation Table in the row “Deferred RSUs”

Perquisites	Provide our executives with selected benefits commensurate with those provided to executives at our peer group companies	Benefits which personally benefit an employee, are not related to job performance, and are available to a select group of employees	Fiscal 2011 Summary Compensation Table under the column “All Other Compensation”
Retirement Benefits	Provide income upon retirement

The defined benefit pension plans plus a 401(k) plan (John Deere Savings and Investment Plan (“SIP”)); Our matches to the SIP are based on the applicable pension option (traditional or contemporary) and our performance

Fiscal 2011 Summary Compensation Table under the columns “Change in Pension Value” and “All Other Compensation;” Fiscal 2011 Pension Benefits Table
Deferred Compensation Benefits	Allow executives to defer compensation on a tax-efficient basis

Executives can elect to defer base salary, STI, or MTI into the Voluntary Deferred Compensation Plan; Executives participating in the contemporary pension option can defer employee contributions and receive matching employer contributions under the Defined Contribution Restoration Plan; RSUs may also be deferred

Accumulated amounts deferred are reported in the Fiscal 2011 Deferred Compensation Table; Above-market earnings on these accounts are reported in the Fiscal 2011 Summary Compensation Table under the column “Nonqualified Deferred Compensation Earnings”

Where Reported in
Component	Purpose	Characteristics	Accompanying Tables
Potential Payments upon Change in Control	Encourage executives to operate in the best interest of stockholders both before and after a Change in Control event	Contingent in nature; Most elements are payable only if a NEO’s employment is terminated as specified under various plans	Fiscal 2011 Potential Payments upon Change in Control
Other Potential Post-Employment Payments	Provide potential payments under the scenarios of death, disability, retirement, termination without cause or for cause, and voluntary separation	Contingent in nature; Amounts are payable only if a NEO’s employment is terminated as specified under the arrangements of various plans	Fiscal 2011 Potential Payments upon Termination of Employment Other than Following a Change in Control

Compensation Methodology and Process

Independent Review and Approval of Executive Compensation

The Compensation Committee (the “Committee”), consisting of independent members of the Board, is responsible for reviewing and approving corporate goals and objectives related to compensation for the majority of salaried employees. The Committee evaluates the NEOs’ performance in relation to the established goals and ultimately approves the compensation for the NEOs (except for the CEO) after evaluating their compensation packages. See the “Committees” section of this Proxy Statement for a detailed listing of Committee responsibilities and members.

The Committee does not delegate any substantive responsibilities related to the compensation of NEOs and the Committee exercises its independent judgment when approving executive compensation. No member of the Committee is a former or current officer of Deere or any of its subsidiaries.

The Committee periodically reviews compensation delivery to ensure its alignment with our business strategy, the Company’s performance, and the interest of our employees and stockholders. In addition, the Committee periodically reviews market practices for all elements of executive compensation and approves necessary adjustments to remain competitive.

The Corporate Governance Committee of the Board directs an annual evaluation process of the CEO. Generally, at the Board meeting in August of each year, the full Board (in executive session without the CEO present) evaluates the CEO’s performance. The Committee considers the Board’s evaluation when providing recommendations to the Board for the CEO’s compensation. The Committee’s recommendations for the CEO’s compensation are presented to and approved by the independent members of the Board. The CEO does not play a role in and is not present during discussions regarding his own compensation.

The CEO plays a significant role in setting the compensation for the other NEOs. The CEO presents an evaluation of each NEO’s individual performance. The CEO also provides his recommendations for changes to the NEOs’ base salaries and LTI awards. Since the STI and MTI awards are calculated using predetermined factors, the CEO does not provide recommendations for changes to the other NEOs’ STI and MTI awards. The Committee has the discretion to accept, reject, or modify the CEO’s recommendations. The other NEOs are not present during these discussions.

The Committee reviews the results of the annual non-binding “say-on-pay” proposal. A substantial majority (97%) of our stockholders who voted on our “say-on-pay” proposal approved our executive compensation as described in our CD&A and tabular disclosures in the fiscal 2010 proxy statement. The Committee did not implement changes as a direct result of the vote.

The Role of the Compensation Committee’s Consultant

The Committee has retained Pearl Meyer as its Compensation Consultant. Pearl Meyer reviewed our executive compensation program design and assessed our compensation approach relative to our performance and the market.

Pearl Meyer attends Committee meetings, reviews compensation data with the Committee, and participates in general discussions regarding executive compensation issues. While the Committee considers input from Pearl Meyer, ultimately the Committee’s decisions reflect many factors and considerations. Management works with Pearl Meyer at the direction of the Committee to develop materials and analysis essential to the Committee’s compensation evaluations and determinations. Such materials include competitive market assessments and summaries of current legal and regulatory developments.

Pearl Meyer periodically meets independently with the Chairman of the Committee to discuss compensation matters. In addition, Pearl Meyer regularly participates in executive sessions with the Committee (without any of the Company’s personnel or executives present) to discuss compensation matters. Pearl Meyer does not provide other significant services to Deere.

Benchmarking

To ensure that total compensation for NEOs aligns with the market, we benchmarked our compensation and performance against the companies in our peer group. The companies in our peer group, indicated in the chart below, are similar to Deere in sales volume, products, services, market capitalization, and/or global presence.

			Revenue *	Market Value
			Fiscal Year	10/31/2011
Company	Fiscal Year	Employees	($MM)	($MM)
3M Co.	Dec 10	80,057	$26,662	$55,381
Alcoa Inc.	Dec 10	59,000	$21,013	$11,452
Caterpillar Inc.	Dec 10	104,490	$42,588	$61,080
Cummins Inc.	Dec 10	39,200	$13,236	$19,175
Eaton Corp.	Dec 10	70,000	$13,715	$14,979
Emerson Electric Co.	Sep 11	133,200	$24,222	$35,835
General Dynamics Corp.	Dec 10	90,000	$32,466	$22,859
Honeywell International Inc.	Dec 10	130,000	$33,370	$40,531
Illinois Tool Works Inc.	Dec 10	61,000	$15,870	$23,498
Ingersoll-Rand Plc	Dec 10	59,000	$14,079	$ 9,718
Johnson Controls Inc.	Sep 11	162,000	$40,833	$22,392
Lockheed Martin Corp.	Dec 10	132,000	$45,803	$24,559
Northrop Grumman Corp.	Dec 10	117,100	$34,757	$15,089
Paccar Inc.	Dec 10	17,700	$10,293	$15,484
Parker Hannifin Corp.	Jun 11	58,409	$12,346	$12,333
Raytheon Co.	Dec 10	72,400	$25,499	$15,294
Textron Inc.	Dec 10	32,000	$10,525	$ 5,402
United Technologies Corp.	Dec 10	208,200	$54,326	$70,657
Whirlpool Corp.	Dec 10	70,758	$18,366	$ 3,882
Xerox Corp.	Dec 10	136,500	$21,633	$11,346

75th Percentile		130,000	$33,370	$31,417
Median		72,400	$24,222	$19,175
25th Percentile		59,000	$14,079	$12,333

Deere & Company	Oct 11	61,278	$32,013	$31,417

Source: Factset Research Systems, Inc.

* Reflects revenue for last reported fiscal year

Compensation paid by our peer group is representative of the compensation we believe is required to attract, retain, and motivate executive talent. The list of companies has not significantly changed in recent years and provides a consistent measure for comparing compensation to the market. The Committee periodically reviews the peer group list to confirm that it continues to be an appropriate benchmark for NEO compensation.

Total Direct Compensation Elements

The following information describes each direct compensation element, including discussion of performance metrics, where applicable.

Base Salary

In determining salary levels for each of our NEOs, the Committee takes into consideration factors such as fulfillment of job responsibilities, the financial and operational performance of the activities directed by each NEO, experience, time in position, internal equity, and potential. The Committee also considers each NEO’s current salary as compared to the salary range and the median salary practices of our peer group.

Short-Term Incentive (“STI”)

These factors are used to calculate the amount of the STI award paid to NEOs:

  Salary;
  Target STI rate as described below under “Approval of STI Rates;” and
  Deere’s actual Operating Return on Operating Assets (“OROA”) and Return on Equity (“ROE”) performance as defined below under “Performance Metrics for STI.”

The STI Plan is periodically approved by our stockholders and was last approved at the annual meeting in February 2010. Individual STI awards cannot exceed the maximum as established in the plan.

Performance Metrics for STI

There are two metrics used in the calculation of STI: one for the Equipment Operations and one for Credit Operations. Our Credit Operations are a part of Financial Services.

OROA is the performance metric used by the Equipment Operations, which includes Agriculture and Turf Operations and Construction and Forestry Operations. Deere is primarily a manufacturing company with high investment in fixed assets, such as buildings and machinery, and significant expenses with longer term payoffs, such as research and development. OROA was selected as the STI performance metric because the Committee believes it effectively measures the efficient use of the Equipment Operations’ assets.

Targeted OROA performance for each Equipment Operation’s segment changes according to its sales volume. The actual sales volume is measured in relationship to mid-volume sales. Mid-volume sales are determined at the beginning of the fiscal year and represent the midpoint of a business cycle. It is determined using historical sales volumes, industry growth rates, and market share data, among other considerations.

The above graph represents how Deere’s operating leverage functions in a given business. For Deere, operating leverage means:

  When sales volumes and capacity utilization are low compared to mid-volume, it is more difficult to cover fixed costs and achieve high asset turnover; therefore, OROA performance goals are lower; and
  When sales volumes and capacity utilization are high compared to mid-volume, it is easier to cover fixed costs and achieve high asset turnover; therefore, OROA performance goals are higher.

By adjusting OROA performance goals as sales volumes change, Deere believes the level of difficulty in attaining targeted performance will be comparable for a range of sales volumes and capacity utilization levels. Using OROA aligns employee decisions with our strategic approach to sound investment of capital and asset utilization. This model encourages our management team to make necessary structural changes, such as those related to capacity, margin enhancements, and asset turnover for a given volume level.

At the beginning of fiscal 2011, the Committee approved the following OROA goals at different sales volume levels for the Equipment Operations:

Fiscal 2011 OROA Goals	Minimum	Target	Maximum
OROA Goals at Low Volume	4%	8%	12%
OROA Goals at Mid-Volume	8%	12%	20%
OROA Goals at High Volume	12%	20%	28%

These OROA goals have not changed since fiscal 2007. Minimum, target, and maximum OROA goals are interpolated for sales volumes between low and mid-volume and between mid-volume and high volume.

ROE is the performance metric for the Credit Operations. The Credit Operations experience different cash flow risk characteristics and operate with significantly different debt-to-equity leverage than the Equipment Operations. ROE goals for the Credit Operations are adjusted for the actual mix of business subsidized by the Equipment Operations as well as for the business not subsidized. ROE goals are higher for non-subsidized business. The Committee approved the following ROE goals at the beginning of fiscal 2011, which remained the same as in fiscal 2010:

	Minimum	Target	Maximum
Subsidized Business	10%	10%	10%
Non-Subsidized Business	10%	13%	16%

See Appendix C, “Deere & Company Reconciliation of Non-GAAP Measures,” for additional information regarding the calculation of OROA and ROE for fiscal 2011.

For fiscal 2011, the various business results are weighted to calculate STI as follows:

Equipment Operations OROA	50%
Agriculture and Turf Operations OROA	25%
Construction and Forestry Operations OROA	15%
Credit Operations ROE	10%

Approval of STI Rates
After review and consideration of Deere’s peer group data for target cash bonuses, the Committee approves target STI rates as a percent of base salary for NEOs at the beginning of the fiscal year. In November 2010, the Committee approved STI rates for fiscal 2011 as follows:

Target STI Rates:
CEO	125%
Other NEOs	85%

Fiscal 2011 Performance Results for STI
The chart below details:

  the goals that were necessary to achieve STI payout based on the sales volumes (OROA) and the actual mix of subsidized and non-subsidized business (ROE) using the performance metrics approved by the Committee; and
  the actual OROA and ROE performance results calculated in accordance with the STI plan.
	Goal to	Fiscal 2011		Fiscal 2011	Weighted
	Achieve	Performance	Performance	Award	Award
Fiscal 2011 Performance Results for STI	Payout	Results	as % of Target	Weighting	Results
Equipment Operations OROA	22.4% for	29.8%	200%	50%	100%
	maximum
Agriculture and Turf Operations OROA	24.8% for	34.4%	200%	25%	50%
	maximum
Construction and Forestry Operations OROA	13.6% for	13.7%	200%	15%	30%
	maximum
Credit Operations ROE	12.0% for	14.9%	200%	10%	20%
	maximum
Actual Performance as % of Target					200%

To further explain this chart and the fiscal 2011 OROA goals, actual sales volumes for the combined Equipment Operations were slightly above mid-volume levels for fiscal 2011. Therefore, the combined Equipment Operations needed to achieve 22.4% OROA to earn maximum payout. Since an OROA of 29.8% was achieved, a maximum payout for that component was earned.

The amount of the STI award paid to an NEO is calculated as follows:

          Base salary for the fiscal year
          x Target STI rate
          x Actual performance as a percent of target (up to a maximum of 200%)
          = STI award amount
STI awards paid to NEOs are detailed in the Fiscal 2011 Summary Compensation Table under footnote (4). The Committee did not exercise its authority to decrease or eliminate the STI award for fiscal 2011.

The STI plan and the results for fiscal 2011 described above are also used to determine the STI award paid to most salaried employees worldwide. For fiscal 2011, STI awards paid to the NEOs represented about 2% of the total amount of STI awards paid.

Long-Term Compensation

Long-term compensation includes a combination of MTI and LTI. MTI is paid in cash and is considered part of long-term compensation because multiple fiscal years are included in the performance period. For fiscal 2011, the LTI award consists of RSUs, PSUs, and stock options.

Mid-Term Incentive (“MTI”)

The following factors are used to calculate the amount of the MTI award paid to the NEOs:

  Median of actual salaries for the salary grade;
  Target MTI rate as described below under “Approval of MTI Rates;” and
  Shareholder Value Added (“SVA”) results as defined below under “Performance Metrics for MTI.”

The MTI Plan is periodically approved by Deere stockholders and was last approved at the annual meeting in February 2008. Individual MTI awards cannot exceed the maximum as established in the plan.

Performance Metrics for MTI
In 2003, the Committee established SVA as the MTI performance metric. SVA measures Deere’s success in delivering sustained growth in economic profitability. SVA was selected as the MTI performance metric because the Committee believes that Deere should: (a) earn, at a minimum, its weighted average cost of capital each year; (b) ensure that investments in capital and research and development earn their cost of capital; and (c) ensure acquisitions do not dissipate stockholder value. See Appendix C, “Deere & Company Reconciliation of Non-GAAP Measures,” for an explanation regarding the calculation of SVA.

We believe that sustained growth can be accomplished through a combination of revenue growth and high returns on invested capital. Since MTI is based on enterprise-wide SVA, MTI encourages teamwork across all units of our business.

The Committee has approved multi-year performance periods to emphasize and reward consistent, sustained operating performance. The Committee has conducted annual reviews of the target and maximum SVA goals since fiscal 2006. The maximum SVA goal matches enterprise SVA goals set by the business for each year in the performance period. The target SVA is set at half of the maximum SVA cap. The chart below details the target and maximum SVA goals for each of the performance periods that include fiscal 2011.

	Fiscal 2008	Fiscal 2009	Fiscal 2011
	through	through	through
SVA Goals for MTI	Fiscal 2011	Fiscal 2012	Fiscal 2013
Years in Performance Period	4	4	3
Goal for Target Payout	$2.075 billion	$2.85 billion	$2.465 billion
SVA Goal for Maximum Payout	$4.15 billion	$5.7 billion	$4.93 billion
Average SVA Per Year to Achieve Maximum Payout	$1.038 billion	$1.425 billion	$1.643 billion
Maximum % SVA to be shared	4.0%	4.0%	N/A(1)
Maximum SVA pool to be shared	$166 million(2)	$228 million(2)	N/A(1)
Payable in	Dec 2011	Dec 2012	Dec 2013
Approved by Committee	Nov 2007	Dec 2008	Nov 2010
(1)	Maximum SVA % to be shared no longer applies. Payout will be determined by target MTI rates which are set at the beginning of the performance period.
(2)	Payout will be determined using target MTI rates approved in November 2010. If the total of all MTI awards exceeds the maximum SVA pool to be shared, the total payout will be limited to the amount shown. Based upon the size of the eligible population, target MTI rates, and SVA performance, total payout may be less than the amount shown.

In November 2010, the Committee approved a three-year performance period starting in fiscal 2011, which covers fiscal years 2011-2013. The Committee believes a three-year performance period will lessen the impact of the lag effect described in the following paragraph and better matches the timing of SVA accumulation with MTI payout. To implement the transition from a four-year to a three-year performance cycle, the Committee did not approve a performance period starting in 2010.

Inherent in the MTI plan is a lagging, multi-year impact of SVA. Whether positive or negative, SVA results for a given year become part of the MTI award calculation for that year and subsequent years. Negative SVA in a given year is part of the calculation for that year and subsequent years and can offset positive SVA earned in a prior or future year. Thus, MTI plan payouts in a strong-performance year, following a number of weak-performance years, will be lower than the financial results that the strong-performance year alone would justify. The opposite is also true: MTI plan payouts made in a weak-performance year, following several strong-performance years, will be higher than the financial results that the weak-performance year alone would justify.

Approval of MTI Rates
After review and consideration of upper quartile compensation data for our peer group, the Committee approves target MTI rates. In November 2010, the Committee approved the following target MTI rates for the performance periods ending October 31, 2011, 2012, and 2013. When maximum SVA goals are met or exceeded, 200% of target rates are paid.

Target MTI Rates*:
CEO	121%
Other NEOs	93%

*	A minimum MTI award ($1,100 for the CEO and $400 for the other NEOs) will not be paid unless accumulated SVA exceeds $1 million for the performance period.

Fiscal 2011 Performance Results for MTI
Deere’s accumulated SVA, calculated in accordance with the MTI performance metrics as described in Appendix C, is reported in the following table for the four-year performance period ending October 31, 2011:

For the four-year performance period ending October 31, 2011, the accumulated SVA exceeded the goal of $4.15 billion, resulting in a maximum MTI award. MTI awards paid to NEOs are detailed in the Fiscal 2011 Summary Compensation Table under footnote (4). The Committee did not exercise its authority to decrease or eliminate the MTI award for fiscal 2011. For fiscal 2011, MTI awards paid to the NEOs were equal to approximately 4% of the MTI payout to all eligible employees.

In the ten years preceding the implementation of MTI, fiscals 1994 through 2003, accumulated SVA, as reported, was negative $1.4 billion as compared to accumulated positive SVA of $10.1 billion since 2003. The Committee believes that Deere’s adoption of the SVA model is an important factor driving the Company’s performance.

Long-Term Incentive (“LTI”)

The purpose of LTI is to reward the NEOs for the creation of sustained stockholder value, encourage ownership of Deere stock, foster teamwork, and retain and motivate high-caliber executives while aligning to the interests of our stockholders. Historically, LTI awards consisted of annual grants of restricted stock or RSUs, along with market-priced stock options under the John Deere Omnibus Equity and Incentive Plan (“Omnibus Plan”). In fiscal 2011, the Committee introduced PSUs as an element of the annual award mix in order to strengthen the incentive features of LTI awards and to create stronger alignment between ultimate payouts and Company performance. The Omnibus Plan is periodically approved by our stockholders. The last approval occurred at the annual meeting in February 2010.

The Committee established LTI grants to the NEOs based on the following criteria: level of responsibility, individual performance, current market practice, peer group data, and the number of shares available under the Omnibus Plan. Awards granted in previous years are not a factor in determining the current year’s award. Potential accumulated wealth is not viewed as relevant in arriving at the current year’s LTI award. The following table summarizes the mix, performance measurements, and general terms for each form of equity awarded to the NEOs for fiscal year 2011.

Fiscal Year 2011 LTI Award Overview for NEOs

	PSUs	RSUs	Stock Options
LTI Mix	40%	25%	35%
Performance Measurements	50% Revenue Growth* and 50% TSR, relative to the S&P Industrial Sector over a three-year performance period	Stock price appreciation	Stock price appreciation
Vesting Period	Cliff vest on the third anniversary of the grant date	Cliff vest on the third anniversary of the grant date	Vest in approximately three equal installments over three years
Restrictions/Expiration	Converted to Deere common stock upon vesting	Restricted until fifth anniversary of the grant date, at which time they are converted to Deere common stock	Expire ten years from the grant date

*Based on the Company’s Compound Annual Growth Rate

Approval of LTI Award Values
At the beginning of the fiscal year, after review and consideration of peer group data on target long-term incentives, the Committee approves a dollar value for a base-level LTI award and the mix of awards (options, RSUs, and PSUs) to be delivered. The Committee determines LTI awards at the first Committee meeting at the beginning of the fiscal year. The Committee has the discretion to increase or decrease the base-level award to distinguish an individual’s level of performance, to deliver a particular LTI value, or to reflect other adjustments as the Committee deems necessary. For fiscal 2011, adjustments to base-level award values were approved in recognition of the individual performance of the NEOs. Following these adjustments, awards were approved for the NEOs as follows:

Adjusted Award Values*:
Samuel R. Allen	$8,360,000
James M. Field	$1,590,400
David C. Everitt	$1,633,000
James R. Jenkins	$1,562,000
Michael J. Mack, Jr.	$1,562,000
*	Amounts differ from the value of equity awards shown in the Fiscal Year 2011 Summary Compensation Table and Grants of Plan-Based Awards Table because those tables reflect the probable outcome of the performance metrics for PSUs. The amounts shown here include PSUs using the grant price on the date of grant, reflecting the value the Committee considered when granting the LTI awards for fiscal 2011.

See Fiscal 2011 Grants of Plan-Based Awards table and footnotes for more information on LTI awards delivered as well as the terms of the awards.

For fiscal 2011, the number of RSUs and PSUs granted to the NEOs represented 74% of all RSUs and PSUs, respectively, granted to eligible salaried employees. The number of stock options granted to NEOs represented 9% of all stock options granted to eligible salaried employees in fiscal 2011. These proportions are consistent with our philosophy that as NEOs assume greater responsibility, a larger portion of their incentive compensation should be focused on long-term awards.

PSUs Granted in Fiscal Year 2011
For PSUs granted in 2011, the actual number of shares to be issued upon conversion of the PSUs will be based on Deere’s revenue growth and TSR for the three-year performance period, which will end in 2013. The Company’s performance will be measured relative to the companies in the S&P Industrial Sector as of the end of the performance period.

Performance Targets (2011 – 2013 Performance Period)
Revenue Growth Payout %	+	TSR Payout %	=	Final
× PSUs Awarded		× PSUs Awarded		Award

The number of PSUs that vest and convert to shares can range from 0% to 200% of the number of PSUs awarded depending on the Company’s relative performance during the performance period as illustrated in the following table.

Deere’s Revenue Growth or	% of Target Shares Earned
TSR Relative to the Peer Group	(Payout %) *
Below 25th percentile	0%
At 25th percentile	25%
At 50th percentile	100%
At or above 75th percentile	200%

* Interim points are interpolated

LTI Grant Practices
For more than 15 years, the Committee has authorized the annual LTI awards for all eligible employees on a single date each year. The grant date is seven calendar days after the first Board meeting of the fiscal year. This timing allows for stock price stabilization after the release of year-end financial results and Board meeting announcements. The grant price for LTI awards is the average of the high and low common stock price on the grant date as reported on the NYSE. This grant price is also used to determine the number of PSUs, RSUs, and stock options to be awarded.

Stock Ownership Guidelines
Stock ownership guidelines apply to NEOs to encourage the retention of stock acquired through our equity incentive plan. These guidelines are based on a multiple of each NEO’s base salary. The guidelines are five times base salary for the CEO and 3.5 times base salary for the other NEOs. For fiscal 2011, only vested RSUs and any common stock held personally by the NEOs were included in determining whether the applicable ownership guideline was achieved.

The RSUs granted in fiscal years 2008 through 2010 must be held until retirement or other permitted termination of employment. Once the guideline is achieved by the NEO, the number of shares held at that time becomes the fixed stock ownership requirement for the NEO for three years, even if base salary increases. As of the date of this Proxy Statement, each NEO has achieved stockholdings in excess of the applicable multiple.

Our Insider Trading Policy precludes all directors and employees, including our NEOs, and their Related Persons from engaging in short sales of the Company’s stock or trading in instruments designed to hedge against the Company’s stock.

Summary of Total Direct Compensation

The Committee believes each pay element is consistent with our compensation philosophy. The pay elements are designed to complement each other and reward the achievement of short-term and long-term objectives. The Committee recognizes individual fulfillment of duties through adjustments to base salary and LTI. The Committee reviews Total Direct Compensation for each NEO and compares this compensation to the market position data of our peer group. This market position data takes into account the level of responsibility (including the level of sales volume) for each NEO’s respective operations.

Total Direct Compensation for the CEO is higher than other NEOs due to his breadth of executive and operating responsibilities for the entire global enterprise. This design is supported by a comparison to our peer group. We have a practice of rotating individuals among the executive officer positions. As described above, a primary part of our strategy is aligned high-performance teamwork. A substantial portion of the evaluation of individual performance is a careful analysis of each NEO’s collaboration and contribution to the success of a high-performing team. Thus, while the market data for each position is a factor in reviewing Total Direct Compensation, the Committee also considers individual fulfillment of duties, teamwork, development, time in position, experience, and internal equity among NEOs (other than the CEO). The Committee does not target CEO compensation as a certain multiple of the compensation of the other NEOs. The relationship between the CEO’s compensation and that of the other NEOs is influenced by our organizational structure, which does not include a chief operating officer. For Mr. Allen, Total Direct Compensation as compared to the other NEOs’ Total Direct Compensation is generally comparable to that of our peer group.

Limitations on Deductibility of Compensation

Section 162(m) of the IRC generally limits to $1 million the U.S. federal tax deductibility of compensation paid in one year to any employee. Performance-based compensation is not subject to the limits on deductibility of Section 162(m), provided such compensation meets certain requirements, including stockholder approval of material terms of compensation.

The Committee strives to provide NEOs with compensation programs that will preserve the tax deductibility of compensation paid by Deere, to the extent reasonably practicable and to the extent consistent with Deere’s other compensation objectives. The Committee believes, however, that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses.

Recoupment of Previously Paid Incentive Compensation

In November 2007, the Committee adopted the Executive Incentive Compensation Recoupment Policy (“Recoupment Policy”). The Recoupment Policy authorizes the Committee to determine whether to require recoupment of incentive compensation paid to or deferred by certain executives (including the NEOs) if certain conditions are met. The Committee may require recoupment if the NEO engaged in misconduct that:

  contributed to the need for a restatement of all or a portion of Deere’s financial statements filed with the SEC; or
  contributed to inaccurate operating metrics being used to calculate incentive compensation;

and, in either case, the Committee determines that the NEO’s incentive compensation would have been less if the misconduct had not occurred.

Total Indirect Compensation Elements

The following sections describe each Total Indirect Compensation element:

Perquisites

We offer our NEOs various perquisites that the Committee believes are reasonable to remain competitive. These perquisites constitute a small percentage of total compensation. The Committee conducts an annual review of the perquisites offered to the NEOs. For more information on the perquisites provided and to whom they apply, see footnote (6) to the Fiscal 2011 Summary Compensation Table. In addition to the items listed in the aforementioned footnote, NEOs, as well as other selected employees, are also provided indoor parking and access to Deere-sponsored skyboxes at local venues for personal use when not occupied for business purposes, both at no incremental cost to the Company. All security services provided by the Company are reimbursed by the NEOs.

In August 2006, the Board voted to require the CEO to use the Company’s aircraft for all business and personal travel, believing that the ability to travel safely and efficiently provides substantial benefits that justify the cost. Deere’s geographic location in the Midwest, outside of a major metropolitan area, makes personal and business travel challenging. Traveling by company aircraft for business and personal reasons allows the CEO to conduct business confidentially while in transit. Since the CEO travels extensively, inefficient travel is costly to the Company. Personal use of company aircraft by other NEOs is minimal. Any personal travel on Deere aircraft by the other NEOs, individually or accompanied by their family members, must be approved by the CEO. The Committee has limited the CEO’s annual personal usage of company aircraft to approximately 100 hours.

Retirement Benefits

Pension Benefits
The NEOs are covered by the same defined benefit pension plans, which include the same plan terms as most qualifying U.S. salaried employees. We also maintain two additional defined benefit pension plans in which NEOs may participate, the Senior Supplementary Pension Benefit Plan (the “Supplementary Plan”) and the John Deere Supplemental Benefit Plan (the “Supplemental Plan”).

The defined benefit pension plan has compensation limits imposed by the Internal Revenue Code. The Supplementary Plan provides participants with the same benefit they would have received without the limits. This avoids the relative disadvantage that participants would experience compared to other qualified plan participants. The Supplemental Plan is designed to reward career service at Deere above a specified grade level by utilizing a formula that takes into account only years of service above a specified grade level. We believe that the defined benefit plans serve as important retention tools, provide a level of competitive income upon retirement, and reward long-term employment and service as an officer of Deere. For additional information, see the Fiscal 2011 Pension Benefits Table along with the accompanying narrative and footnotes.

We also maintain a tax-qualified defined contribution plan, the John Deere Savings and Investment Plan (“SIP”), which is available to the majority of U.S. employees, including the NEOs. We make matching contributions on up to six percent of an employee’s pay to participant SIP accounts. The STI results of the previous fiscal year (see the “Performance Metrics for STI” section above) are used for determining the level of actual Company match for the following calendar year. The level of Company match also depends upon the NEO’s participation in the Traditional Option versus the Contemporary Option as explained in the narrative preceding the Fiscal 2011 Pension Benefits Table. The following table illustrates the Company’s match for calendar 2011, which is reported under the “All Other Compensation” column of the Fiscal 2011 Summary Compensation Table:

Traditional Option match on 1-6% of eligible earnings	82%
Contemporary Option match on first 2% of eligible earnings	246%
Contemporary Option match on next 4% of eligible earnings	82%

Deferred Compensation Benefits

We also maintain certain deferred compensation plans that provide the NEOs with a longer-term savings opportunity on a tax-efficient basis. All deferred compensation benefits are designed to attract, retain, and motivate employees. Such deferred compensation benefits are commonly offered by companies with whom we compete for talent. See the “Nonqualified Deferred Compensation” section below for additional details.

Potential Payments upon Change in Control and Other Potential Post-Employment Payments

Potential Payments upon Change in Control
In August 2009, the Committee approved a Change in Control Severance Program (the “CIC Program”) to replace the change in control agreements in place since 2000. The CIC Program covers certain executive officers, including each of the NEOs, and is intended to facilitate continuity of management in the event of a change in control. The Committee believes that the CIC Program serves the following purposes:

  Encourages executives to act in the best interests of stockholders in evaluating a transaction that, without a change in control arrangement, could be personally detrimental;
  Keeps executives focused on running the business in the face of real or rumored transactions;
  Protects Deere’s value by retaining key talent in the face of corporate changes;
  Protects Deere’s value after a change in control by including restrictive covenants (such as non-compete provisions) and a general release of claims in favor of Deere; and
  Assists in the attraction and retention of executives as a competitive practice.

For more information, see “Fiscal 2011 Potential Payments upon Change in Control” and the corresponding tables.

Other Potential Post Employment Payments
The Company’s various plans and policies provide payments to NEOs upon certain types of employment terminations that are not related to a change in control. These events and amounts are explained in the section below entitled “Fiscal 2011 Potential Payments upon Termination of Employment Other than Following a Change in Control.”

Risk Assessment of Compensation Policies and Practices

During fiscal 2011, management conducted a comprehensive risk assessment of the Company’s compensation policies and practices. The risk assessment process included the following:

(1)	Assembled a Compensation Risk Assessment Team (“Management Team”) comprised of management representing relevant areas of oversight;
(2)	Completed an inventory of the Company’s compensation programs globally for both executive and non-executive employees; and
(3)	Established a detailed risk assessment questionnaire and applied it to the compensation programs which, due to their size, potential payout, and/or structure could potentially have a material adverse effect on the Company.

The inquiries in the risk assessment questionnaire focused on the following issues: (a) pay-for-performance comparison against the Company’s peer group; (b) balance of compensation components; (c) program design and pay leverage; (d) program governance; and (e) mitigating factors that offset program risks.

After review, the Management Team concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Committee, along with its independent compensation consultant, Pearl Meyer, reviewed the risk assessment and concurred with the Management Team’s conclusion. Specifically, the Committee believes the following key factors support the Management Team’s conclusion: (i) the performance metrics for determining STI (OROA and ROE) and MTI (SVA) are based on worldwide, publicly reported metrics with only minor adjustments and, therefore, are not easily susceptible to manipulation; (ii) the metrics for STI are capped at a maximum level of OROA and ROE performance, thereby reducing the risk that the executives might be motivated to attain excessively high “stretch” goals in order to maximize short-term payouts; and (iii) the maximum amount of accumulated SVA to be shared is capped for the multi-year performance period. In addition, Deere maintains stock ownership guidelines which are designed to incentivize our NEOs to focus on the Company’s long-term, sustainable growth. Finally, Deere has a Recoupment Policy (which is described above) designed to prevent misconduct relating to financial reporting.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with Deere’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in Deere’s Proxy Statement.

Vance D. Coffman, Chair
Crandall C. Bowles
Clayton M. Jones
Richard B. Myers
David B. Speer

EXECUTIVE COMPENSATION TABLES

In this section, we provide tabular and narrative information regarding the compensation of our CEO, CFO, and the next three most highly compensated executive officers for the fiscal year ended October 31, 2011.

Fiscal 2011 Summary Compensation Table

						Change in
						Pension Value
						and Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation
	Fiscal	($)	($)	($)	($)	($)	($)	Total
Name & Position	Year	(1)	(2)	(3)	(4)	(5)	(6)	($)
Samuel R. Allen	2011	$1,255,000	$6,100,913	$2,925,996	$6,041,500	$2,233,075	$245,880	$18,802,364
Chairman and	2010	$1,200,000	$1,412,997	$4,231,536	$5,258,102	$1,032,944	$187,941	$13,323,520
Chief Executive Officer	2009	$795,965	$829,038	$818,914	$1,606,687	$1,337,240	$222,299	$5,610,143
James M. Field	2011	$561,275	$1,160,461	$556,629	$1,942,332	$289,164	$114,210	$4,624,071
Senior Vice President	2010	$524,027	$296,153	$886,939	$1,593,653	$175,117	$178,320	$3,654,209
Chief Financial Officer	2009	$492,321	$557,650	$550,845	$1,282,097	$281,811	$186,582	$3,351,306
David C. Everitt	2011	$657,524	$1,191,600	$571,534	$2,105,955	$1,171,680	$38,695	$5,736,988
President, Agricultural	2010	$628,704	$362,145	$1,084,556	$1,721,609	$882,582	$15,990	$4,695,586
Equipment Operations	2009	$624,820	$829,474	$819,332	$1,378,309	$1,347,991	$22,178	$5,022,104
James R. Jenkins	2011	$563,481	$1,139,830	$546,692	$1,946,082	$455,381	$100,687	$4,752,153
Senior Vice President	2010	$548,400	$315,904	$946,040	$1,631,918	$392,962	$73,569	$3,908,793
General Counsel	2009	$546,225	$665,896	$657,780	$1,324,864	$551,591	$145,041	$3,891,397
Michael J. Mack, Jr.	2011	$606,336	$1,139,830	$546,692	$2,018,935	$588,742	$108,907	$5,009,442
President, WW Construction	2010	$601,448	$339,886	$1,017,961	$1,678,493	$378,160	$85,712	$4,101,660
& Forestry Operations	2009	$582,821	$682,357	$674,027	$1,342,033	$656,152	$163,490	$4,100,880
(1)	Includes amounts deferred by the NEO under the John Deere Voluntary Deferred Compensation Plan. For salary amounts deferred in fiscal 2011, see amounts listed in the first column of the Fiscal 2011 Deferred Compensation Table corresponding with “Deferred Plan.”
(2)	Represents the aggregate grant date fair value of PSUs and RSUs computed in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. Assumptions made in the calculation of these amounts are included in Note 24, “Stock Option and Restricted Stock Awards” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended October 31, 2011. For PSUs, the value at the grant date is based upon the probable outcome of the performance metrics over the three-year performance period. RSUs will vest three years after the grant date. RSUs granted in fiscal 2011 must be held until five years after the grant date before they are settled in Deere common stock. RSUs granted in fiscal years 2009-2010 must be held until retirement or other permitted termination of employment. Refer to the Fiscal 2011 Grants of Plan-Based Awards table and footnote (7) thereto for a detailed description of the grant date fair value of stock awards.
If the highest level of payout were achieved, the value of the award as of the grant date for PSUs would be as follows: Allen ($7,990,280); Field ($1,519,774); Everitt ($1,560,610); Jenkins ($1,492,808); and Mack ($1,492,808).
(3)	Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. The assumptions made in valuing option awards reported in this column and a more detailed discussion of the binomial lattice option pricing model are described in Note 24, “Stock Option and Restricted Stock Awards” of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended October 31, 2011. Refer to the Fiscal 2011 Grants of Plan-Based Awards table and footnote (7) thereto for a detailed description of the grant date fair value of stock awards.

(4)	Non-equity incentive plan compensation includes cash awards under the STI and MTI plans. Cash awards earned for the performance period ending in fiscal 2011 were paid to NEOs on December 15, 2011, unless deferred under the Voluntary Deferred Compensation Plan.
The following table shows the awards earned under the STI and MTI plans:
	STI (a)			MTI (b)
		Actual		Target	Actual		Total Non-
	Target	Performance		Award as %	Performance		Equity Incentive
	Award as %	as % of	Award	of Median	as % of	Award	Plan
Name	of Salary	Target	Amount	Salary	Target	Amount	Compensation
Samuel R. Allen	125%	200%	$3,137,500	121%	200%	$2,904,000	$6,041,500
James M. Field	85%	200%	$954,168	93%	200%	$988,164	$1,942,332
David C. Everitt	85%	200%	$1,117,791	93%	200%	$988,164	$2,105,955
James R. Jenkins	85%	200%	$957,918	93%	200%	$988,164	$1,946,082
Michael J. Mack, Jr.	85%	200%	$1,030,771	93%	200%	$988,164	$2,018,935
	(a)	Based on actual performance, as discussed in the CD&A under “Fiscal 2011 Performance Results for STI,” the NEOs earned an STI award equal to 200% of the target opportunity.
	(b)	Based on actual performance, as discussed in the CD&A under “Fiscal 2011 Performance Results for MTI,” the NEOs earned an MTI award equal to 200% of the target opportunity.

(5)	The following table shows the change in pension value and above-market earnings on nonqualified deferred compensation during fiscal 2011:
		Nonqualified
		Deferred
	Change in	Compensation
	Pension Value	Earnings
Name	(a)	(b)	Total
Samuel R. Allen	$2,219,567	$13,508	$2,233,075
James M. Field	$284,345	$4,819	$289,164
David C. Everitt	$1,157,328	$14,352	$1,171,680
James R. Jenkins	$446,511	$8,870	$455,381
Michael J. Mack, Jr.	$575,645	$13,097	$588,742
(a)	Represents the change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit plans from October 31, 2010 to October 31, 2011. The pension value calculations include the same assumptions as used in the U.S. pension plan valuations for financial reporting purposes. For more information on the assumptions, see footnote (4) under the Fiscal 2011 Pension Benefits Table.
(b)	Represents above-market earnings on compensation that is deferred by the NEOs under our nonqualified deferred compensation plans. Above-market earnings represent the difference between the interest rate used to calculate earnings under the plan (prime rate plus 2% for amounts deferred prior to 2010) and 120% of the applicable federal long-term rate prescribed by the IRC. See the Fiscal 2011 Deferred Compensation Table for additional information.

(6)	The following table provides details about each component of the “All Other Compensation” column in the Fiscal 2011 Summary Compensation Table.

							Company
	Personal						Contributions
	Use of						to Defined
	Company	Financial		Medical	Misc		Contribution	Total All
	Aircraft	Planning	Relocation	Exams	Perquisites	Tax Gross Ups	Plans	Other
Name	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Compensation
Samuel R. Allen	$30,561	$4,602	$—	$8,619	$670	$—	$201,428	$245,880
James M. Field	$—	$5,745	$5,761	$4,572	$22,992	$1,290	$73,850	$114,210
David C. Everitt	$—	$—	$—	$—	$25,165	$—	$13,530	$38,695
James R. Jenkins	$—	$—	$—	$—	$24,709	$—	$75,978	$100,687
Michael J. Mack, Jr.	$—	$3,750	$—	$—	$23,401	$—	$81,756	$108,907
(a)	Per IRS regulations, the NEOs recognize imputed income on the personal use of Deere’s aircraft at rates established by the IRS. For SEC disclosure purposes, the cost of personal use of Deere’s aircraft is calculated based on the incremental cost to Deere. To determine the incremental cost, Deere calculates the variable costs for fuel on a per mile basis, plus any direct trip expenses such as on-board catering, landing/ramp fees, and crew expenses. Fixed costs which do not change based on usage, such as pilot salaries, depreciation of aircraft, and maintenance costs are excluded. The personal usage of company aircraft for Mr. Allen represents less than 1% of overall aircraft usage and about 71 hours of travel.
(b)	This column contains amounts Deere paid for financial planning assistance on behalf of the NEOs. The CEO may annually receive up to $15,000 of assistance and the other NEOs may receive up to $10,000 annually.
(c)	This column contains amounts reimbursed for relocation.
(d)	This column contains the amounts Deere paid for annual medical exams for NEOs.
(e)	Miscellaneous perquisites include spousal attendance at company events, including attendance at a board meeting in China during fiscal 2011.
(f)	Tax gross ups are provided when expenses are incurred for business purposes, but applicable tax rules result in imputed income to the employee. We have eliminated tax gross ups for spousal travel. Tax gross ups are provided only under the following circumstances as available to all employees:

  Tax reimbursements associated with overseas assignments. Our policy provides that an employee will not incur excess tax liability for an overseas assignment. Accordingly, an employee’s taxes are equalized to ensure that additional out-of-pocket tax expenses are not incurred; and
  Tax reimbursement for income imputed to an employee on reimbursed moving expenses.

(g)	Deere makes contributions to the John Deere Savings and Investment Plan (“SIP”) for all employees. Deere also credits contributions to the John Deere Defined Contribution Restoration Plan for all employees covered by the Contemporary Option under the tax-qualified pension plan. Messrs. Allen, Field, Mack, and Jenkins are covered by the Contemporary Option.

Fiscal 2011 Grants of Plan-Based Awards

The following table provides additional information regarding fiscal 2011 grants of RSU, PSU, and stock option awards under the Omnibus Plan, and the potential range of awards that were approved in fiscal 2011 under STI and MTI for payout in future years. These awards are further described in the CD&A under “Total Direct Compensation Elements.”

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Fair Value
		Under Non-Equity			Under Equity			Shares of	Securities	Price of	of Stock
		Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	Option	and Option
		(2)			(3)			Units	Options	Awards	Awards
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#)	($ / Sh)	($)
Name	(1)	($)	($)	($)	(#)	(#)	(#)	(4)	(5)	(6)	(7)
Samuel R. Allen	11/30/2010-STI	$—	$1,568,750	$3,137,500
	11/30/2010-MTI	$1,100	$1,524,600	$3,049,200
	12/8/2010							25,927			$2,089,975
	12/8/2010				—	41,482	82,964				$4,010,938
	12/8/2010								114,253	$80.61	$2,925,996
		$1,100	$3,093,350	$6,186,700	—	41,482	82,964	25,927	114,253		$9,026,909
James M. Field	11/30/2010-STI	$—	$477,084	$954,168
	11/30/2010-MTI	$400	$525,648	$1,051,296
	12/8/2010							4,932			$397,569
	12/8/2010				—	7,890	15,780				$762,892
	12/8/2010								21,735	$80.61	$556,629
		$400	$1,002,732	$2,005,464	—	7,890	15,780	4,932	21,735		$1,717,090
David C. Everitt	11/30/2010-STI	$—	$558,895	$1,117,791
	11/30/2010-MTI	$400	$525,648	$1,051,296
	12/8/2010							5,064			$408,209
	12/8/2010				—	8,102	16,204				$783,391
	12/8/2010								22,317	$80.61	$571,534
		$400	$1,084,543	$2,169,087	—	8,102	16,204	5,064	22,317		$1,763,134
James R. Jenkins	11/30/2010-STI	$—	$478,959	$957,918
	11/30/2010-MTI	$400	$525,648	$1,051,296
	12/8/2010							4,844			$390,475
	12/8/2010				—	7,750	15,500				$749,355
	12/8/2010								21,347	$80.61	$546,692
		$400	$1,004,607	$2,009,214	—	7,750	15,500	4,844	21,347		$1,686,522
Michael J. Mack, Jr.	11/30/2010-STI	$—	$515,386	$1,030,771
	11/30/2010-MTI	$400	$525,648	$1,051,296
	12/8/2010							4,844			$390,475
	12/8/2010				—	7,750	15,500				$749,355
	12/8/2010								21,347	$80.61	$546,692
		$400	$1,041,034	$2,082,067	—	7,750	15,500	4,844	21,347		$1,686,522

(1)	For the non-equity incentive plan awards, the grant date is the date the Committee approved the range of the estimated potential future payouts for the performance periods noted under footnote (2) below. For equity awards, the grant date is seven calendar days after the first regularly scheduled Board meeting following the end of the fiscal year.
(2)	These columns show the range of potential payouts under the STI and MTI plans.
The performance period for STI in this table covers November 1, 2010 through October 31, 2011. For actual performance between threshold, target, and maximum, the STI award earned is prorated.

The range of MTI awards cover the three-year performance period beginning in fiscal 2011 and ending in fiscal 2013. Awards are not paid unless Deere generates at least $1 million of SVA for the performance period to avoid minimal payouts. The target MTI award will be earned if $2.465 billion of SVA is accumulated and the maximum MTI award will be earned if $4.93 billion or more is accumulated during the performance period. The amounts shown in the table represent potential MTI awards based on the median salary of the NEOs’ salary grade as of September 30, 2011. The actual MTI awards will depend upon Deere’s actual SVA performance and the median salary of the NEOs’ salary grade as of September 30, 2012.
(3)	Represents the potential payout range of PSUs granted in 2011. The number of shares that vest is equally based on total shareholder return and revenue growth, both relative to companies in the S&P Industrial Sector. Performance and payouts are determined independently for each metric. At the end of the three-year performance period, the actual award, delivered as Deere common stock, can range from 0% to 200% of the original grant.
(4)	Represents the number of RSUs granted during fiscal 2011 (in December 2010). RSUs will vest three years after the grant date, but must be held until five years after the grant date before they are settled in Deere common stock. Prior to settlement, each RSU entitles the individual to receive dividend equivalents in cash at the same time as dividends are paid on Deere’s common stock.
(5)	Represents the number of options granted during fiscal 2011 (in December 2010). These options vest in approximately three equal installments on the first, second, and third anniversaries of the grant date.
(6)	The exercise price is the average of the high and low price of Deere common stock on the NYSE on the grant date.
(7)	For RSUs and options, amounts shown represent the grant date fair value of the equity award granted to the NEOs in fiscal 2011 calculated in accordance with FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. For RSUs, fair value is the market value of the underlying stock on the grant date (which is the same as the exercise price in column (6) for stock options). For options, the fair value on the grant date was $25.61, which was calculated using the binomial lattice option pricing model.

For PSUs, the fair value at the grant date is measured according to the requirements under FASB ASC Topic 718. The values in this column exclude the effect of estimated forfeitures. The grant date fair value of the PSUs, subject to the TSR metrics, was $107.31 based on a lattice valuation model excluding dividends. The grant date fair value of the PSUs, subject to the revenue growth metric, was $76.17 based on the market price of a share of underlying common stock excluding dividends.
For additional information on the valuation assumptions, refer to Note 24, “Stock Option and Restricted Stock Awards” of Deere’s consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended October 31, 2011.

Outstanding Equity Awards at Fiscal 2011 Year-End

The following table itemizes outstanding PSUs, RSUs, and options held by the NEOs as of October 31, 2011.

	Option Awards					Stock Awards
									Equity Incentive
								Equity Incentive	Plan Awards:
								Plan Awards:	Market or
	Number of	Number of						Number of	Payout Value
	Securities	Securities						Unearned	Unearned
	Underlying	Underlying				Number of	Market Value of	Shares, Units	Shares, Units
	Unexercised	Unexercised		Market Value		Shares or Units	Shares or Units	or Other	or Other
	Options	Options	Option	of Unexercised	Option	of Stock That	of Stock That	Rights That	Rights That
	Exercisable	Unexercisable	Exercise	Options	Expiration	Have Not Vested	Have Not Vested	Have Not Vested	Have Not Vested
	(#)	(#)	Price	($)	Date	(#)	($)	(#)	($)
Name	(1)	(1)	($)	(2)	(3)	(4)	(5)	(6)	(7)
Samuel R. Allen	19,922	—	$34.44	$825,966	7-Dec-15	—	$—	—	$—
	32,371	—	$48.38	$891,012	6-Dec-16	—	$—	—	$—
	28,808	—	$88.82	$—	5-Dec-17	—	$—	—	$—
	42,011	20,693	$39.67	$2,272,079	17-Dec-18	20,901	$1,586,386	—	$—
	91,580	177,773	$52.25	$6,370,198	9-Dec-19	27,043	$2,052,564	—	$—
		114,253	$80.61	$—	8-Dec-20	25,927	$1,967,859	56,622	$4,297,610
	214,692	312,719		$10,359,255		73,871	$5,606,809	56,622	$4,297,610
James M. Field	17,086		$34.44	$708,386	7-Dec-15	—	$—	—	$—
	13,380		$48.38	$368,285	6-Dec-16	—	$—	—	$—
	17,680		$88.82	$—	5-Dec-17	—	$—	—	$—
	28,259	13,919	$39.67	$1,528,320	17-Dec-18	14,059	$1,067,078	—	$—
	19,195	37,262	$52.25	$1,335,208	9-Dec-19	5,668	$430,201	—	$—
		21,735	$80.61	$—	8-Dec-20	4,932	$374,339	10,769	$817,367
	95,600	72,916		$3,940,199		24,659	$1,871,618	10,769	$817,367
David C. Everitt	29,091		$88.82	$—	5-Dec-17	—	$—	—	$—
	20,703	20,703	$39.67	$1,500,346	17-Dec-18	20,912	$1,587,221	—	$—
	23,472	45,564	$52.25	$1,632,701	9-Dec-19	6,931	$526,063	—	$—
		22,317	$80.61	$—	8-Dec-20	5,064	$384,358	11,059	$839,378
	73,266	88,584		$3,133,047		32,907	$2,497,642	11,059	$839,378
James R. Jenkins	23,800		$88.82	$—	5-Dec-17	—	$—	—	$—
	16,621	16,621	$39.67	$1,204,524	17-Dec-18	16,788	$1,274,209	—	$—
	20,474	39,745	$52.25	$1,424,179	9-Dec-19	6,046	$458,891	—	$—
		21,347	$80.61	$—	8-Dec-20	4,844	$367,660	10,578	$802,870
	60,895	77,713		$2,628,703		27,678	$2,100,760	10,578	$802,870
Michael J. Mack, Jr.	24,388		$88.82	$—	5-Dec-17	—	$—	—	$—
	—	17,032	$39.67	$617,155	17-Dec-18	17,203	$1,305,708	—	$—
	22,030	42,767	$52.25	$1,532,449	9-Dec-19	6,505	$493,730	—	$—
		21,347	$80.61	$—	8-Dec-20	4,844	$367,660	10,578	$802,870
	46,418	81,146		$2,149,604		28,552	$2,167,098	10,578	$802,870

(1)	Options become vested and exercisable in approximately three equal installments on the first, second, and third anniversaries of the grant date.
(2)	The amount shown represents the number of options that have not been exercised (vested and unvested) multiplied by the difference between the closing price for Deere common stock on the NYSE on October 31, 2011, which was $75.90, and the option exercise price. No value is shown for “underwater” options.

(3)	Options expire ten years from the grant date.
(4)	RSUs vest three years from the grant date. RSUs granted in fiscal 2011 must be held for five years before they are settled in Deere common stock. RSUs granted in fiscal years 2008-2010 must be held until retirement or other permitted termination of employment before they are settled in Deere common stock. RSUs that have vested, but have not been settled in Deere common stock are included in the Fiscal 2011 Deferred Compensation Table.
(5)	The amount shown represents the number of RSUs that have not vested multiplied by the closing price for Deere common stock on the NYSE on October 31, 2011, which was $75.90.
(6)	For the PSUs granted on December 8, 2010, the amount represents actual achievement relative to the S&P Industrial Sector, assuming a truncated one-year performance measurement period from 11/1/10-10/31/11 (while the actual three-year performance period will end on December 8, 2013). Based upon this assumption, the amount of PSUs shown represents a payout of 73% of the target number of shares as determined by revenue growth and 200% of the target number of shares as determined by TSR. The final number of shares earned, if any, will be based upon performance as determined by revenue growth and TSR relative to the S&P Industrial Sector at the end of the performance period.
(7)	The amount shown represents the number of PSUs described in footnote (6) to this table multiplied by the closing price for Deere common stock on the NYSE on October 31, 2011, which was $75.90.

Fiscal 2011 Option Exercises and Stock Vested

The following table provides information regarding option exercises and vesting of RSUs during fiscal 2011. These options and stock awards were granted in prior fiscal years and are not related to performance in fiscal 2011. No PSUs vested during fiscal 2011.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired	Realized on
	Exercise	Exercise	on Vesting	Vesting
	(#)	($)	(#)	($)
Name	(1)	(2)	(3)	(4)
Samuel R. Allen	—	$—	9,603	$759,021
James M. Field	46,798	$2,894,521	5,893	$465,783
David C. Everitt	—	$—	9,697	$766,451
James R. Jenkins	95,704	$4,115,117	7,933	$627,024
Michael J. Mack, Jr.	52,437	$2,133,546	8,129	$642,516

(1)	Represents the total number of shares which were exercised before any withholding of shares to pay the exercise price and taxes.
(2)	Value realized on exercise is based on the market price upon exercise minus the exercise price (the grant price).
(3)	Represents the number of RSUs that vested during fiscal 2011. These RSUs were granted in December 2007 and vested in December 2010. Although they are vested, these RSUs will not be settled in Deere common stock until retirement or other permitted termination of employment.
(4)	Represents the number of RSUs vested multiplied by the closing price ($79.04) of Deere common stock on the NYSE as of the vesting date.

Pension Benefits

The NEOs are eligible to participate in pension plans that provide benefits based on years of service and pay. Pension benefits are provided under a qualified defined benefit pension plan called the John Deere Pension Plan for Salaried Employees (the “Salaried Plan”) and two nonqualified pension plans called the Senior Supplementary Pension Benefit Plan (the “Supplementary Plan”) and the John Deere Supplemental Pension Benefit Plan (the “Supplemental Plan”).

In 1996, we introduced a new pension option under the Salaried Plan known as the “Contemporary Option.” At that time, participants were given the choice between remaining in the existing Salaried Plan option known as the “Traditional Option” or choosing the new Contemporary Option. New employees hired after 1996 automatically participate in the Contemporary Option.

Salaried Plan
The Salaried Plan is a qualified plan subject to certain IRC limitations on benefits and is subject to the Employee Retirement Income Security Act. Deere makes contributions to, and benefits are paid from, a tax-exempt pension trust. The two pension options, Traditional and Contemporary, provided by the Salaried Plan can be summarized as follows:

Traditional Option
The Traditional Option pension benefit is based on a formula that calculates a retirement benefit using service credit, “Final Average Pay” as defined below, and a multiplier. Generally, Final Average Pay is the participant’s aggregate salary (up to IRC limits) for the last 60 months prior to retirement divided by 60, unless the last 60 months is not the participant’s highest earnings. In that case, the Final Average Pay would be calculated using the participant’s five highest consecutive anniversary years of earnings.

The formula for calculating monthly pension benefits under the qualified Traditional Option is:

           Final Average Pay (up to IRC limits)

           x Years of Service

           x 1.5%

Eligibility to retire with unreduced pension benefits under the Traditional Option is based on age and years of service. Participants who are age 60 with ten or more years of service, or who are age 65 with five or more years of service, receive unreduced pension benefits.

Under the Traditional Option, early retirement eligibility occurs upon the earlier of:

1)	having 30 years of service;
2)	the sum of the participant’s years of service and age equaling 80 or more; or
3)	reaching age 60 or more with ten years of service.

Pension amounts are reduced 4% for each year that retirement benefits are received before age 60. Mr. Everitt is the only NEO eligible to retire early under the Traditional Option.

Contemporary Option
Under the Contemporary Option, “Career Average Pay” replaces Final Average Pay in computing retirement benefits. Career Average Pay is calculated using salary plus STI (up to IRC limits). For participants electing the Contemporary Option, the transition to Career Average Pay includes salary and STI awards from 1992 through 1997 plus all subsequent salary and STI award payments until retirement. For salaried employees participating in this option, Deere makes enhanced contributions to the employee’s 401(k) retirement savings account.

The formula for calculating benefits under the qualified Contemporary Option is:

Career Average Pay (up to IRC limits)

x Years of Service

x 1.5%

Eligibility to retire with unreduced benefits under the Contemporary Option occurs at age 67 for all employees hired on or after January 1, 1997. For employees hired before this date, the eligibility age for retiring with unreduced benefits is based on years of service as of January 1, 1997 and ranges from ages 60 to 67.

For employees hired before January 1, 1997 who were not eligible to retire on January 1, 1997, and for employees hired on or after January 1, 1997, early retirement eligibility under the Contemporary Option is the earlier of:

1)	age 55 with ten or more years of service; or
2)	age 65 with five or more years of service.

Pension payments are reduced 4% for each year the employee is under the unreduced benefits age upon retirement. Messrs. Allen and Jenkins are the only NEOs currently eligible to retire early under the Contemporary Option.

Supplementary Plan
The Supplementary Plan is an unfunded, nonqualified excess defined benefit plan, which provides additional pension benefits in a comparable amount to those benefits that the participant would have received under the Salaried Plan in the absence of IRC limitations. Benefit payments for the Supplementary Plan are made from the assets of Deere.

The Supplementary Plan uses the same formula as the Salaried Plan to calculate the benefit payable, except that eligible earnings include only amounts above IRC qualified plan limits.

Supplemental Plan
The Supplemental Plan is an unfunded, nonqualified supplemental retirement plan for certain executives, including all NEOs. Benefit payments for the Supplemental Plan are made from the assets of Deere.

The formulas for calculating benefits under the Supplemental Plan for each pension option can be summarized as follows:

Contemporary Option
       Career Average Pay

       x Years of Service as grade 13 and above beginning 1 January 1997

       x 0.5%

Traditional Option
The Supplemental Plan benefit under the Traditional Option is derived by subtracting the value of the Traditional Option (Salaried Plan plus Supplementary Plan) from the value of the Contemporary Option (Salaried Plan, Supplementary Plan plus Supplemental Plan) had it been chosen. If this amount is positive, the NEO will receive this additional amount as a Supplemental Plan benefit.

Fiscal 2011 Pension Benefits Table

			Number	Present
		Assumed	of Years of	Value of
		Retirement	Credited	Accumulated
		Age	Service	Benefit
	Plan Name	(#)	(#)	($)
Name	(1)	(2)	(3)	(4)
Samuel R. Allen	Salaried Plan	63	36.4	$1,116,965
Contemporary Option	Supplementary Plan	63	36.4	$4,742,280
	Supplemental Plan	63	14.8	$775,745
	Total			$6,634,990
James M. Field	Salaried Plan	65	17.5	$265,855
Contemporary Option	Supplementary Plan	65	17.5	$461,611
	Supplemental Plan	65	12.7	$184,753
	Total			$912,219
David C. Everitt	Salaried Plan	60	36.4	$1,812,916
Traditional Option	Supplementary Plan	60	36.4	$3,368,590
	Supplemental Plan	63	14.8	$938,335
	Total			$6,119,841
James R. Jenkins	Salaried Plan	66	11.7	$425,234
Contemporary Option	Supplementary Plan	66	11.7	$1,704,809
	Supplemental Plan	66	11.7	$730,437
	Total			$2,860,480
Michael J. Mack Jr.	Salaried Plan	65	25.3	$553,674
Contemporary Option	Supplementary Plan	65	25.3	$1,349,233
	Supplemental Plan	65	14.8	$375,095
	Total			$2,278,002

(1)	Benefits are provided under the Salaried Plan, the Supplementary Plan, and the Supplemental Plan as described in the narrative preceding the table.
(2)	The assumed retirement age is the earliest age at which the NEO could retire without any benefit reduction due to age or normal retirement age, if earlier. For Mr. Jenkins, this represents his current age. The assumed retirement age may vary depending on whether the NEO is covered by the Traditional Option or the Contemporary Option as explained in the narrative preceding the table.
(3)	Years and months of service credit under each plan as of October 31, 2011. The years of credited service are equal to years of service with Deere for the Salaried and Supplementary Plan. Service credit under the Supplemental Plan is based on service as a grade 13 or above, beginning January 1, 1997.
(4)	The actuarial present value of the accumulated benefit is shown as of October 31, 2011, and is provided as a straight-life annuity for the qualified pension plan and a lump sum for nonqualified pension plan benefits. Pension benefits are not reduced for any social security benefits or other offset amounts that the NEO may receive.

The actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Actual benefit present values will vary from these estimates depending on many factors, including actual retirement age.

The following assumptions were used to calculate the present value of the accumulated benefit. References to the assumptions used in fiscal years 2009 and 2010 are included below since the change in the accumulated benefit between fiscal years is included in the Fiscal 2011 Summary Compensation Table under the column “Change in Pension Value:”

  Each of the NEOs continues as an executive until the earliest age at which he could retire without any benefit reduction due to age or normal retirement age, whichever is earlier, as defined in the Salaried Plan;
  Present value amounts were determined based on the financial accounting discount rate for U.S. pension plans of 4.35% for fiscal 2011, 5.00% for fiscal 2010, and 5.45% for fiscal 2009;
  Benefits subject to a lump sum distribution were determined using an interest rate of 3.18% for fiscal 2011, 3.77% for fiscal 2010, and 4.19% for fiscal 2009;
  The mortality table used for the qualified and non-qualified plans was the RP2018 table for fiscal 2011, RP2017 table for fiscal 2010, and the RP2016 table for fiscal 2009, in each case as published by the IRS; and
  Pensionable earnings is calculated for the most recently completed fiscal year using base pay as an estimate (assuming one base pay increase of 3.5% - 4.5% depending on age) with no future increase and the STI bonus at target. Pensionable earnings for prior years are calculated based on actual base pay and actual STI earned for prior years.

Nonqualified Deferred Compensation

The Fiscal 2011 Deferred Compensation Table below shows information about three programs:

1)	the John Deere Voluntary Deferred Compensation Plan (“Deferred Plan”), a nonqualified deferred compensation plan;
2)	the John Deere Defined Contribution Restoration Plan (“DCRP”), a nonqualified savings plan; and
3)	deferred RSUs.

Deferred Plan
Under the Deferred Plan, through fiscal 2008, NEOs could defer any component (in 5% increments up to 95%) of their cash compensation, which includes base salary, STI, and MTI. For deferrals elected after 2008, up to 70% of base salary could be deferred while STI and MTI awards could be deferred up to 95%. On the first day of each calendar quarter, the balance in the accounts under the Deferred Plan is credited with interest. For deferrals made through calendar 2009, interest is credited at the prime rate (as determined by the Federal Reserve Statistical Release for the prior month) plus 2%, as of the last day of the preceding quarter. For all of fiscal 2011, the rate credited on deferrals elected through calendar 2009 was 5.25%. For deferrals made after December 31, 2009, the deferred amounts earn interest based on the Moody’s “A” rated Corporate Bond Rate.

An election to defer salary must be made prior to the beginning of the calendar year in which deferral occurs. An election to defer STI must be made prior to the beginning of the fiscal year upon which the award is based. An election to defer MTI must be made prior to the close of the fiscal year preceding the calendar year of payment. Participants may elect to receive the deferred funds in a lump sum or in equal annual installments not to exceed ten years. Distribution must be completed within ten years following retirement. All deferral elections and associated distribution schedules are irrevocable. This plan is unfunded and participant accounts are at-risk in the event of the Company’s bankruptcy.

DCRP
The DCRP is designed to allow executives participating in our Contemporary Option to defer employee contributions and receive employer matching contributions on up to 6% of eligible earnings that are otherwise limited by the IRC. For DCRP purposes, eligible earnings include base salary, STI, and commission compensation. None of the NEOs receive commission compensation. The 401(k) deferral percentage selected by the employee in place each October 31st is used during the following calendar year to calculate the DCRP employee contribution. This plan is unfunded and participant accounts are at-risk in the event of the Company’s bankruptcy.

Two investment options are available under the DCRP: the prime rate, as determined by the Federal Reserve Statistical Release for the prior month, plus 2%; or a rate of return based on the S&P 500 Index for the prior month. Participants may choose either investment option for any portion of their account. Participants can change investment options each calendar year. During fiscal 2011, the annualized rates of return under the two options were as follows:

Earnings Under Investment Options
	Prime plus 2%	S&P 500 Index
November-10	5.25%	52.94%
December-10	5.25%	27.96%
January-11	5.25%	42.69%
February-11	5.25%	39.71%
March-11	5.25%	36.02%
April-11	5.25%	-15.10%
May-11	5.25%	24.86%
June-11	5.25%	6.13%
July-11	5.25%	-45.75%
August-11	5.25%	35.33%
September-11	5.25%	-126.67%
October-11	5.25%	-11.58%

Distribution options for participants eligible for retirement as of December 31, 2005, who made an election prior to December 31, 2005, consist of a single lump sum payment, a specified dollar amount each year, or decrementing withdrawals over a specified number of years. For all other participants, distribution options consist of a lump sum distribution one year following the date of separation, or, in the case of retirement, five annual installments, beginning one year following the retirement date.

Deferred RSUs
There are two scenarios under which deferred RSUs can appear in the following table:

  After RSUs are vested, three years from the grant date, they must be held for a restriction period as follows:
Grant Date	Date Vested	Restriction Period
December 2002	December 2005	Until retirement or no longer active employee
December 2006	December 2009	Five years (December 2010)
December 2007	December 2010	Until retirement or no longer active employee

  For RSUs granted starting in December 2003, NEOs may elect deferral of settlement for a minimum of five years. If a deferral election is made, the RSUs will be settled in shares of Deere common stock five or more years after the originally scheduled conversion date.

The Deferred RSUs will not be settled in Deere common stock until either the election period or the restriction period expires.

Fiscal 2011 Deferred Compensation Table

				Aggregate
		Executive	Registrant	Earnings in	Aggregate	Aggregate
		Contributions	Contributions	Last Fiscal	Withdrawals /	Balance at
		in Last FY	in Last FY	Year	Distributions	Last FYE
		($)	($)	($)	($)	($)
Name	Plan	(1)	(2)	(3)	(4)	(5)
Samuel R. Allen	DCRP Plan	$177,060	$180,764	$95,932	$—	$1,990,404
	Deferred RSUs	$—	$759,021	$30,055	$1,633,744	$3,117,137
	Total	$177,060	$939,785	$125,987	$1,633,744	$5,107,541
James M. Field	DCRP Plan	$51,631	$53,294	$34,180	$—	$704,183
	Deferred RSUs	$—	$465,783	$2,535	$462,353	$785,793
	Total	$51,631	$519,077	$36,715	$462,353	$1,489,976
David C. Everitt	Deferred Plan	$—	$—	$82,719	$—	$1,627,629
	Deferred RSUs	$—	$766,451	$(128,005)	$—	$8,963,259
	Total	$—	$766,451	$(45,286)	$—	$10,590,888
James R. Jenkins	DCRP Plan	$54,059	$55,432	$63,069	$—	$1,286,549
	Deferred RSUs	$—	$627,024	$34,750	$1,626,436	$3,003,287
	Total	$54,059	$682,456	$97,819	$1,626,436	$4,289,836
Michael J. Mack, Jr.	Deferred Plan	$—	$—	$79,890	$—	$1,571,973
	DCRP Plan	$59,425	$61,395	$39,914	$—	$1,007,056
	Deferred RSUs	$—	$642,516	$24,635	$1,121,697	$1,512,763
	Total	$59,425	$703,911	$144,439	$1,121,697	$4,091,792
(1)	The amounts in this column represent employee compensation deferrals that are included in the Fiscal 2011 Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” columns.
(2)	The amounts in this column associated with the DCRP Plan represent Deere’s contributions during the fiscal year as included in the Fiscal 2011 Summary Compensation Table under the “All Other Compensation” column. The amounts in this column associated with Deferred RSUs represent RSUs that vested in the current fiscal year, but have not been converted into Deere common stock. The amounts are equal to those reported in the Fiscal 2011 Option Exercises and Stock Vested table under the column “Value Realized on Vesting.”
(3)	For rates of return on account balances under the Deferred Plan and the DCRP, see the “Earnings Under Investment Options” chart in the narrative preceding the Fiscal 2011 Deferred Compensation Table. For the Deferred RSU accounts, the earnings represent the change in the intrinsic value of the RSUs.
(4)	Represents the settlement of RSUs that were granted in December 2005. For employees who did not choose to defer settlement beyond the minimum restriction period, as stated above, these RSUs became unrestricted on December 7, 2010. These RSUs were settled using a stock price of $81.20, which was the average of the high and low price for Deere common stock on that date.
(5)	Of the aggregate balance, the following amounts were reported as compensation to each respective NEO in the Summary Compensation Table in prior years: Mr. Allen, $2,537,361; Mr. Field, $1,006,620; Mr. Everitt, $1,209,975; Mr. Jenkins, $1,170,701; and Mr. Mack, $1,226,168.

Fiscal 2011 Potential Payments upon Change in Control

The CIC Program includes a “double trigger” approach, under which participants will receive severance benefits only if both a change in control and qualifying termination occur. A “qualifying termination” is either:

  Deere’s termination of an executive’s employment within the six months preceding or within 24 months following a change in control for reasons other than termination for death, disability, or “cause” (defined as an executive’s willful and continued nonperformance of duties after written demand; willful conduct that is demonstrably and materially injurious to Deere; or illegal activity); or
  An executive’s termination of his or her own employment for “good reason” (defined as material reductions or alterations in an executive’s authorities, duties, or responsibilities; change in office location of at least 50 miles from current residence; material reductions in an executive’s participation in certain Deere compensation plans; or certain other breaches of the covenants in the CIC Program) within 24 months following a change in control.

The CIC Program defines the following as “change in control” events:

  any “person,” as defined in the Securities Exchange Act (with certain exceptions), acquires 30% or more of Deere’s voting securities;
  a majority of our directors are replaced without the approval of at least two-thirds of the existing directors or directors previously approved by the then-existing directors;
  any merger or business combination of Deere and another company, unless the outstanding voting securities of Deere prior to the transaction continue to represent at least 60% of the voting securities of the new company; or
  Deere is completely liquidated, or all, or substantially all, of Deere’s assets are sold or disposed.

Benefits provided under the CIC program and other benefit plans are described in the footnotes to the table. Although not reflected in the table, the CIC Program provides that Deere will pay the executive’s reasonable legal fees and expenses if the executive must enforce the program terms. Under the CIC Program, the executives agree: (a) not to disclose or to use for his or her own purposes confidential and proprietary. Deere information; and (b) for a period of two years following termination of employment, not to induce Deere employees to leave Deere, or to interfere with Deere’s business.

In addition, the Omnibus Plan and the Deferred Plan each contain change in control provisions that may trigger payments under these plans. Under the Omnibus Plan, unless the Board determines otherwise, and regardless of whether the employee was terminated or not, all then-outstanding equity awards that were granted before February 24, 2010, would vest and restriction periods would end upon a change in control. All outstanding RSUs would be cashed out as of the date of the change in control and the employee would have the right to exercise all outstanding options. Such potential payments are disclosed in the table below adjacent to “Change in Control only.” For awards made under the Omnibus Plan on and after February 24, 2010, the foregoing provisions will apply only if there is both a change in control and the employee experiences a Qualifying Termination. MTI awards continue to provide for payment upon a change in control based on actual performance results to date for all performance periods then in progress. Under the Deferred Plan, in the event of certain changes in control, the Committee may elect to terminate the plan within 12 months following the change in control and distribute all account balances, or the Committee may decide to keep the Deferred Plan in effect and modify the Deferred Plan to reflect the impact of the change in control.

The following table includes estimated potential payments that would have been due to each NEO if a change in control event had occurred and, if applicable, the NEO experienced a Qualifying Termination, as of October 31, 2011. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions, as described in the footnotes, and may not represent the actual amount each NEO would receive if a change in control occurred. As explained in the footnotes, the payments listed represent the incremental amounts due to NEOs above what the NEOs would have received without the change in control. Not included in this table are the following payments to which the NEO is already entitled and are reported in previous sections of this Proxy Statement:

  amounts already earned under STI and MTI as of October 31, 2011 (reported in the Fiscal 2011 Summary Compensation Table);
  the exercise of outstanding vested options (reported in Outstanding Equity Awards at Fiscal 2011 Year-End); and
  distribution of the nonqualified deferred compensation (reported in the Fiscal 2011 Deferred Compensation Table).
							Defined
				Stock	Stock	Welfare	Contribution
	Salary	STI	MTI	Awards	Options	Benefits	Plans	Total
Name	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Payments
Samuel R. Allen
~Change in Control only	$—	$—	$1,567,276	$—	$—	$—	$—	$1,567,276
~Change in Control and
Qualifying Termination	$3,780,000	$4,706,250	$1,567,276	$3,148,484	$—	$36,986	$604,284	$13,843,280
James M. Field
~Change in Control only	$—	$—	$1,316,108	$1,497,279	$1,385,601	$—	$—	$4,198,988
~Change in Control and
Qualifying Termination	$1,696,800	$1,431,252	$1,316,108	$2,470,469	$1,385,601	$40,194	$221,550	$8,561,974
David C. Everitt
~Change in Control only	$—	$—	$540,362	$—	$—	$—	$—	$540,362
~Change in Control and
Qualifying Termination	$1,980,300	$1,676,685	$540,362	$614,942	$—	$31,803	$40,590	$4,884,682
James R. Jenkins
~Change in Control only	$—	$—	$540,362	$—	$—	$—	$—	$540,362
~Change in Control and
Qualifying Termination	$1,694,700	$1,436,877	$540,362	$588,225	$—	$30,981	$227,934	$4,519,079
Michael J. Mack, Jr.
~Change in Control only	$—	$—	$1,316,108	$1,799,437	$1,628,595	$—	$—	$4,744,140
~Change in Control and
Qualifying Termination	$1,823,400	$1,546,158	$1,316,108	$2,755,322	$1,628,595	$40,558	$245,268	$9,355,409
(1)	In the event of a change in control and qualifying termination, the CIC Program provides for a lump sum payment of three times the annual base salary.
(2)	In the event of a change in control and qualifying termination, the CIC Program provides for a lump sum payment of three times the target STI bonus amount for the fiscal year in which the termination occurs. In addition, the NEO is entitled to a prorated STI award for the current year. Since the change in control calculations in this table are made as of the end of the fiscal year, the prorated award for the current year is equal to the STI earned for the current fiscal year as reported in the Fiscal 2011 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and is not duplicated in this table.
(3)	The MTI plan contains a change in control provision that entitles participants, as of the date of a change in control, to a lump sum MTI payment based on actual performance results to date for all performance periods then in progress. The payout for the four-year performance period ending October 31, 2011, is reported in the Fiscal 2011 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation” and is not duplicated in this table. For Messrs. Field and Mack, the amount shown in this table represents the payout for the three remaining performance periods. In the event of death, disability, or retirement, employees who were eligible on September 30th in the year prior to a payout receive an award. Since Messrs. Allen, Everitt, and Jenkins are eligible for retirement and would each be entitled to the 2009-2012 MTI payout regardless of a change in control event, the amounts shown in the table for them represent the payout for the last two remaining performance periods.
(4)	In the event of a change in control only:

  For unvested RSUs awarded prior to February 2010, the vesting and restriction requirements no longer apply and, to the extent determined by the Committee, the awards are cashed out;
  For unvested RSUs awarded after February 2010, vesting does not accelerate; and
  For unvested PSUs, vesting does not accelerate.

In the event of a change in control and qualifying termination:

  For unvested RSUs, the vesting and restriction requirements no longer apply and, to the extent determined by the Committee, the awards are cashed out; and
  For unvested PSUs, the vesting and restriction requirements no longer apply and the awards are cashed out at a target award level.
For purposes of the table, all PSUs and RSUs that are assumed to vest are valued based on the closing price for Deere common stock on the NYSE on October 31, 2011, which was $75.90. Since Messrs. Allen, Everitt, and Jenkins are eligible for retirement and RSUs will continue to vest over the three-year period, regardless if they continue to provide services, there is no incremental benefit of the accelerated vesting for these individuals. Vested RSUs are not included since they have been earned and are included on the Deferred Compensation Table. Unvested RSUs are included in the Outstanding Equity Awards at Fiscal 2011 Year-End table.

(5)	In the event of a change in control only:

  All outstanding stock options awarded prior to February 2010 vest and can be exercised immediately; and
  All outstanding stock options awarded after February 2010 will continue to vest over the three-year period, subject to employment conditions.

In the event of a change in control and qualifying termination:

  All outstanding stock options vest and can be exercised immediately.

Since Messrs. Allen, Everitt, and Jenkins are eligible for retirement, and stock options vest immediately upon retirement, there is no incremental benefit of the accelerated vesting for these individuals. For Messrs. Field and Mack, who are not eligible for retirement, the amount represents the number of outstanding, unexercisable options multiplied by the difference between the closing price for Deere common stock on the NYSE on October 31, 2011, which was $75.90, and the option exercise prices. These amounts are included in the Outstanding Equity Awards at Fiscal 2011 Year-End table.

(6)	In the event of a change in control and qualifying termination, the CIC Program provides for continuation of health care, life, accidental death and dismemberment, and disability insurance for three full years at the same premium cost and coverage. This benefit will be discontinued if the NEO receives similar benefits from a subsequent employer during this three-year period.

(7)	In the event of a change in control and qualifying termination, the CIC Program includes cash payment equal to three times Deere’s contributions on behalf of each of the NEOs under our defined contribution plans for the plan year preceding termination (or, if greater, for the plan year immediately preceding the change in control).

Fiscal 2011 Potential Payments Upon Termination of Employment Other than Following a Change in Control

The following table summarizes the estimated payments to be made to NEOs under our plans or established practices in the event of termination of employment for death, disability, retirement, termination without cause, termination for cause, and voluntary separation. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions, as described in the footnotes, and may not represent the actual amount NEOs would receive in the event of an eligible termination.

The amounts shown assume the termination event occurred on, and the NEO was actively employed until, October 31, 2011.

							Present Value
				Stock	Stock	Deferred	of Accumulated
	Salary	STI	MTI	Awards	Options	Compensation	Pension Benefit	Total
Name	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Payments
Samuel R. Allen
Death	$—	$3,137,500	$5,153,989	$12,135,196	$10,359,255	$1,990,404	$4,488,333	$37,264,677
Disability	$3,621,767	$3,137,500	$5,153,989	$13,021,556	$10,359,255	$1,990,404	$8,312,094	$45,596,564
Retirement		$3,137,500	$5,153,989	$13,021,556	$10,359,255	$1,990,404	$8,134,475	$41,797,179
Termination Without Cause	$1,260,000	$3,137,500	$2,904,000	$3,117,137	$—	$1,990,404	$8,134,475	$20,543,516
Termination For Cause	$—	$3,137,500	$2,904,000	$3,117,137	$—	$1,990,404	$8,134,475	$19,283,516
Voluntary Separation (8)
James M. Field
Death	$—	$954,168	$1,763,910	$3,248,216	$3,940,199	$704,183	$572,708	$11,183,384
Disability	$1,677,575	$954,168	$1,763,910	$3,474,778	$3,940,199	$704,183	$2,175,768	$14,690,581
Retirement (9)
Termination Without Cause	$565,600	$954,168	$988,164	$785,793	$—	$704,183	$1,045,618	$5,043,526
Termination For Cause	$—	$954,168	$988,164	$785,793	$—	$704,183	$1,045,618	$4,477,926
Voluntary Separation	$—	$954,168	$988,164	$785,793	$—	$704,183	$1,045,618	$4,477,926
David C. Everitt
Death	$—	$1,117,791	$1,763,910	$12,007,532	$3,133,047	$1,627,629	$3,273,053	$22,922,962
Disability	$2,001,604	$1,117,791	$1,763,910	$12,300,278	$3,133,047	$1,627,629	$5,412,526	$27,356,785
Retirement	$—	$1,117,791	$1,763,910	$12,300,278	$3,133,047	$1,627,629	$5,931,538	$25,874,193
Termination Without Cause	$660,100	$1,117,791	$988,164	$8,963,259	$—	$1,627,629	$5,931,538	$19,288,481
Termination For Cause	$—	$1,117,791	$988,164	$8,963,259	$—	$1,627,629	$5,931,538	$18,628,381
Voluntary Separation (8)
James R. Jenkins
Death	$—	$957,918	$1,763,910	$5,657,662	$2,628,703	$1,286,549	$1,677,200	$13,971,942
Disability	$—	$957,918	$1,763,910	$5,906,918	$2,628,703	$1,286,549	$2,255,792	$14,799,790
Retirement		$957,918	$1,763,910	$5,906,918	$2,628,703	$1,286,549	$3,025,791	$15,569,789
Termination Without Cause	$564,900	$957,918	$988,164	$3,003,287	$—	$1,286,549	$3,025,791	$9,826,609
Termination For Cause	$—	$957,918	$988,164	$3,003,287	$—	$1,286,549	$3,025,791	$9,261,709
Voluntary Separation (8)
Michael J. Mack, Jr.
Death	$—	$1,030,771	$1,763,910	$4,218,143	$2,149,604	$2,579,029	$1,420,583	$13,162,040
Disability	$1,932,905	$1,030,771	$1,763,910	$4,482,730	$2,149,604	$2,579,029	$3,563,035	$17,501,984
Retirement (9)
Termination Without Cause	$607,800	$1,030,771	$988,164	$1,512,763	$—	$2,579,029	$2,586,867	$9,305,394
Termination For Cause	$—	$1,030,771	$988,164	$1,512,763	$—	$2,579,029	$2,586,867	$8,697,594
Voluntary Separation	$—	$1,030,771	$988,164	$1,512,763	$—	$2,579,029	$2,586,867	$8,697,594

(1)	The NEOs do not have employment agreements. However, we have severance guidelines that provide compensation if termination is initiated by Deere for reasons other than cause. Our severance guidelines provide for payment of one-half month of salary plus another one-half month of salary for each complete year of employment, up to a maximum of one year’s salary. We may elect to pay severance in either a lump sum or via salary continuance, unless the amount of severance exceeds two times the applicable limit under Section 401(a)(17) of the IRC, in which case severance will be paid in a lump sum.
Under our Long-Term Disability Plan, if disabled before age 64, NEOs receive monthly benefits until age 65 equal to 60% of their salary plus the average of the three STI awards received immediately prior to the start of disability. The amount shown for disability represents the present value of the monthly benefit from the time of the disability, assumed to be October 31, 2011, until the time the NEO attains age 65.
(2)	Under all termination events, the amount of STI earned for the fiscal year ended October 31, 2011 would be payable in a lump sum generally within two months after the end of the fiscal year, but in no event later than March 15th of the calendar year following the end of the fiscal year. This amount is also reported in the Fiscal 2011 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”
(3)	Under all termination events, the amount of MTI earned for the performance period ending on October 31, 2011 would be payable in a lump sum generally within two months after the end of the fiscal year, but in no event later than March 15th of the calendar year following the end of the fiscal year. This amount is also reported in the Fiscal 2011 Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” Eligibility for payment of an MTI award is established on September 30th of the year preceding a payout. In the event of death, disability, or retirement, employees who were eligible on September 30th in the year prior to a payout receive an award. The payout for the performance period ending October 31, 2012, has been estimated based on median salaries as of September 30, 2011 and SVA performance through the end of fiscal 2011 and does not include any results for fiscal 2012. The actual payment for the performance period ending October 31, 2012 would include results for fiscal 2012 and would be paid in a lump sum within the time period described above.
(4)	In the event of death, a prorated number of unvested RSUs awarded in fiscal years 2009 and 2010 will vest based on the number of months lapsed since the grant date. The remaining unvested RSUs will be forfeited. Restrictions will lapse in the January following death. For RSUs and PSUs awarded after February 2010, NEOs retain 1/12th of the RSUs and PSUs awarded during the year for each month the employee remains active. The remaining units are forfeited. Restrictions on RSUs will lapse one month following death, at which time the vested RSUs will be converted to shares of common stock. The PSUs that are not forfeited convert to shares at the end of the three-year performance period based on the performance metrics.
In the event of disability or retirement, unvested RSUs awarded in fiscal years 2009 and 2010 will continue to vest over the three-year period and will be converted to shares of Deere common stock at the end of the restriction period. For RSUs and PSUs awarded after February 2010, an executive retains 1/12th of the RSUs and PSUs awarded during the year for each month the employee remains active. The remaining units are forfeited. In the event of retirement, the RSUs that are not forfeited will continue to vest over the three-year period and will be converted to shares of Deere common stock at the end of the restriction period. In the event of disability, restrictions on RSUs will lapse one month following disability, at which time the vested RSUs will be converted to shares of common stock. The PSUs that are not forfeited convert to shares at the end of the three-year performance period based on the performance metrics.

In the event of termination with or without cause or voluntary separation, any vested RSUs will be cashed out. All unvested PSUs and RSUs will be forfeited. The amounts shown in the table correspond to vested RSUs (including RSUs that vest as a result of the termination of employment).
The value for PSUs is based on actual achievement relative to the S&P Industrial Sector, assuming a truncated one-year measurement period from 11/1/10-10/31/11 (while the actual performance period will end on December 8, 2013). Based upon this assumption, the amount of PSUs shown represents a payout of 73% of the target number of shares as determined by revenue growth and 200% of the target number of shares as determined by TSR. The final number of shares earned, if any, will be based upon performance as determined by revenue growth and TSR relative to the S&P Industrial Sector at the end of the performance period.

All amounts shown in the table are based on the closing price for Deere common stock on the NYSE on October 31, 2011, which was $75.90.
(5)	In the event of death, disability, or retirement, all outstanding stock options vest immediately. In the case of death, the heirs have one year to exercise options. In the case of disability or retirement, options expire within five years. For option grants to NEOs during or after fiscal 2011, in the year of retirement, an executive earns 1/12th of the stock options awarded during the year for each month the employee remains active. The remaining options are forfeited. The amount shown in this table represents the number of stock options multiplied by the difference between the closing price for Deere common stock on the NYSE on October 31, 2011, which was $75.90, and the option exercise price. These outstanding stock options are reported in the Outstanding Equity Awards at Fiscal 2011 Year-End table. In the event of a termination other than for death, disability, or retirement, all outstanding stock options are forfeited.
(6)	In all cases, balances held in the nonqualified deferred compensation plans are payable to the employee. These amounts are reported in the Fiscal 2011 Deferred Compensation Table under Deferred Plan and DCRP. The Deferred RSUs reported in the Fiscal 2011 Deferred Compensation Table are reported in this table under the column “Stock Awards.”
(7)	The present value of the accumulated pension benefit was calculated using the following assumptions:

  present value amounts were determined based on a discount rate of 4.35%;
  lump sum distribution amounts were determined using an interest rate of 3.18% for the Supplementary and Supplemental Plans;
  the mortality table used for the Salaried Plan was RP2018 except for the Disability scenario for which the RP2000 Disabled Retiree mortality table was used;
  the mortality table used for the Supplementary and Supplemental Plans was RP2018; and
  pensionable earnings earned were based on actual base salary and STI awards paid for fiscal 2011.

Following are additional explanations related to the various scenarios:

  Death: This amount represents the present value of the accrued survivor benefit as of October 31, 2011.
  Disability: This amount assumes service through age 65 and includes service credit for time on long-term disability.
  Retirement: For the NEOs eligible to retire, this amount represents the present value of the accrued benefits if they were to retire as of October 31, 2011.
  Termination Without Cause, Termination For Cause, and Voluntary Separation: This amount represents the present value of the accrued benefit as of October 31, 2011.

(8)	Since Messrs. Allen, Everitt, and Jenkins are eligible for early retirement, the scenario for Voluntary Separation is not applicable. Under this scenario, these NEOs would retire.
(9)	Since Messrs. Field and Mack are not eligible for normal or early retirement, this scenario is not applicable.

The following table shows the total number of outstanding options and shares available for future issuances under our equity compensation plans as of October 31, 2011:

EQUITY COMPENSATION PLAN INFORMATION

Number of
	Securities to be		Number of Securities
	Issued Upon		Remaining Available
	Exercise of		for Future Issuance
	Outstanding	Weighted-Average	Under Equity
	Options,	Exercise Price of	Compensation Plans
	Warrants,	Outstanding Options,	(excluding securities
	and Rights	Warrants, and Rights	reflected in column (a))
	(#)	($)	(#)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by
Security Holders	17,891,553 (1)	$51.70	16,863,491 (2)

Equity Compensation Plans Not Approved by
Security Holders	-0-	—	-0- (3)
Total	17,891,553	51.70	16,863,491
(1)	This amount includes 1,039,780 PSUs and RSUs awarded under the Omnibus Plan. The PSUs are payable only in stock after the three-year performance period is ended. The RSUs are payable only in stock either five years after the award is granted or upon retirement. The weighted-average exercise price information in column (b) does not include these units.
(2)	This amount includes 275,776 shares available under the Nonemployee Director Stock Ownership Plan for future awards of restricted stock or RSUs and 16,587,715 shares available under the Omnibus Plan. Under the Omnibus Plan, Deere may award shares as performance awards, restricted stock or restricted stock equivalents, or other awards consistent with the purposes of such plan as determined by the Committee. In addition, shares covered by outstanding awards become available for new awards if the award is forfeited or expires before delivery of the shares.
(3)	Deere currently has no equity compensation plans, other than 401(k) savings plans, that are not approved by stockholders.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Next year’s annual meeting of stockholders will be held on February 27, 2013. If you intend to present a proposal at next year’s annual meeting, and you wish to have the proposal included in the proxy statement for that meeting, you must submit the proposal in writing to the Corporate Secretary at the address below. The Secretary must receive this proposal no later than September 15, 2012.

If you would like to present a proposal at next year’s annual meeting or if you would like to nominate one or more directors without inclusion in the proxy statement, you must provide written notice to the Corporate Secretary at the address below. The Secretary must receive this notice not earlier than November 1, 2012, and not later than December 1, 2012. Nominations of directors may be made at the annual meeting of stockholders only by or at the direction of or authorization by the Board (or any authorized committee of the Board), or by any stockholder entitled to vote at the meeting who complies with the above described notice procedure.

Notice of a proposal must include for each matter: (1) a brief description of the business to be brought before the meeting; (2) the reasons for bringing the matter before the meeting; (3) your name and address; (4) the class and number of Deere’s shares owned beneficially or of record by you; (5) whether and the extent to which any derivative or other instrument, transaction, agreement, or arrangement has been entered into by you or on your behalf with respect to Deere’s stock; (6) any material interest you may have in the proposal; and (7) any other information related to you as required to be disclosed in connection with the solicitation of proxies with respect to such business under federal securities laws, as amended from time to time.

Notice of a nomination must include: (1) your name and address; (2) the name, age, business address, residence address, and principal occupation of the nominee; (3) the class, series, and number of Deere’s shares owned beneficially or of record by you and the nominee; (4) whether and the extent to which any derivative or other instrument, transaction, agreement, or arrangement has been entered into by you or on your behalf with respect to Deere’s stock; (5) a description of all agreements or arrangements between you and the nominee regarding the nomination; (6) the nominee’s consent to be elected and to serve; and (7) any other information related to you as required to be disclosed in the solicitation of proxies for election of directors under federal securities laws, as amended from time to time. We may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

Directors of Deere must tender their resignation from the Board upon any material change in their occupation, career, or principal business activity, including retirement. Directors must retire from the Board upon the first annual meeting of stockholders following their 72nd birthday.

Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the following address:

Corporate Secretary
Deere & Company
One John Deere Place
Moline, Illinois 61265-8098

The Secretary will forward the proposals and recommendations to the Corporate Governance Committee for consideration.

COST OF SOLICITATION

The Company pays for the Annual Meeting and the solicitation of proxies. In addition to soliciting proxies by mail, the Company has made arrangements with brokers, banks, and other holders of record to send proxy materials to you, and the Company will reimburse them for their expenses in doing so.

We have retained Georgeson Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $15,000 plus reimbursement of certain out-of-pocket expenses. In addition to their usual duties, directors, officers, and certain other employees of Deere may solicit proxies personally or by telephone, fax, or e-mail. They will not receive special compensation for these services.

For the Board of Directors,

Moline, Illinois	GREGORY R. NOE
January 13, 2012	Secretary

APPENDIX A

DEERE & COMPANY NONEMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN
(As Amended February 29, 2012)

Article 1. Establishment, Purpose, and Duration

1.1 Establishment of the Plan

     Deere & Company, a Delaware corporation, hereby establishes an incentive compensation plan to be known as the “Deere & Company Nonemployee Director Stock Ownership Plan” (the “Plan”), as set forth in this document. The Plan provides for the grant of Awards to Nonemployee Directors, subject to the terms and provisions set forth herein.

     Upon approval by the Board of Directors, subject to ratification by the shareholders of Deere in accordance with Deere’s bylaws and applicable law, the Plan shall become effective as of February 29, 2012 (the “Effective Date”), and shall remain in effect as provided in Section 1.3 herein. Each amendment to the Plan shall become effective as of the date set forth in such amendment.

1.2 Purpose of the Plan

     The purpose of the Plan is to further the growth, development, and financial success of the Company by strengthening Deere’s ability to attract and retain the services of experienced and knowledgeable Nonemployee Directors. The Plan is designed to enable Nonemployee Directors to participate in the Company’s growth while linking their personal interests to those of Deere’s shareholders.

1.3 Duration of the Plan

     The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 10 herein, until all Shares subject to it have been acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after March 10, 2022.

Article 2. Definitions

2.1 Definitions

     Whenever used in the Plan, the following terms shall have the meaning set forth below:

(a)	“Annual Meeting” means an annual meeting of the stockholders of Deere.

(b)	“Award” means a grant of Restricted Stock or Restricted Stock Units under the Plan.

(c)	“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d)	“Board” or “Board of Directors” means the Board of Directors of Deere, and includes a committee of the Board of Directors designated by the Board to administer part or all of the Plan.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” means the Corporate Governance Committee of the Board.

(g)	“Company” means Deere and any and all of its subsidiaries.

(h)	“Deere” means Deere & Company, a Delaware corporation, or any successor thereto as provided in Section 11.7 herein.

(i)	“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

(j)	“Director” means any individual who is a member of the Board of Directors.

(k)	“Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3).

(l)	“Employee” means any full-time, nonunion, salaried employee of the Company.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(n)	“Fair Market Value” as it relates to common stock of Deere on any given date means (i) the mean of the high and low sales prices of the common stock of Deere on the New York Stock Exchange during regular trading hours as reported by the New York Stock Exchange (or, if not so reported, as reported by a successor reporting service selected by Deere, or if not reported by any successor service, as reported on any domestic stock exchanges on which the common stock is then listed); or (ii) if Deere common stock is not listed on any domestic stock exchange, the mean of the high and low sales prices of Deere common stock as reported by the NASDAQ Stock Market on such date or the last previous date reported (or, if not so reported, by the system then regarded as the most reliable source of such quotations) or, if there are no reported sales on such date, the mean of the closing bid and asked prices as so reported; or (iii) if the common stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are not reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or (ii) above using the reported sale prices or quotations on the last previous date on which so reported; or (iv) if none of the foregoing clauses applies, the fair value as determined in good faith by the Board or the Committee.

(o)	“Nonemployee Director” means any individual who is a member of the Board, but who is not an Employee.

(p)	“Participant” means a Nonemployee Director who has received an Award under the Plan.

(q)	“Restricted Stock” or “Restricted Share” means Shares granted to a Nonemployee Director pursuant to Article 6.

(r)	“Restricted Stock Units” or “RSUs” means a right granted to a Nonemployee Director pursuant to Article 7 to receive Shares, subject to the terms and conditions of the Plan. Each Restricted Stock Unit corresponds to one Share.

(s)	“Section 409A” means Section 409A of the Code, including the rules, regulations, and guidance thereunder (or any successor provisions thereto).

(t)	“Separation Date” means the date of a Nonemployee Director’s termination of service as a member of the Board or such later date as constitutes the Eligible Director’s separation from service with the Company for purposes of Section 409A.

(u)	“Shares” means the shares of common stock of Deere, $1.00 par value.

Article 3. Administration

3.1 The Board of Directors

     The Plan shall be administered by the Board, subject to the restrictions set forth in the Plan.

3.2 Administration by the Board

     The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan’s provisions. However, in no event shall the Board have the power to determine Plan eligibility (all such determinations are automatic pursuant to the provisions of the Plan). Any action taken by the Board with respect to the administration of the Plan which would result in any Nonemployee Director ceasing to be a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act shall be null and void.

3.3 Decisions Binding

     All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including Deere, its shareholders, Employees, Nonemployee Directors, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan

4.1 Number of Shares

     Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan (whether in the form of Restricted Stock or as Shares underlying Restricted Stock Units) may not exceed 500,000.

4.2 Lapsed Awards

     If any Shares or Restricted Stock Units granted under this Plan terminate, expire, or lapse for any reason, such Shares and the Shares underlying such Restricted Stock Units again shall be available for grant under the Plan.

4.3. Adjustments in Authorized Shares

     In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of Deere affecting the Shares, the Board shall make such adjustments in the number and type of shares authorized by the Plan and to outstanding Awards to prevent dilution or enlargement of rights. The Board’s determination as to what adjustments shall be made, and the extent thereof, shall be final.

Article 5. Participation

5.1 Participation

     Persons participating in the Plan shall include, and be limited to, all Nonemployee Directors.

5.2 Awards Generally

     Awards under the Plan shall consist of Restricted Shares and Restricted Stock Units. The Board shall determine from time to time in its discretion whether annual Awards for any year shall consist of Restricted Shares, Restricted Stock Units, or a combination thereof.

Article 6. Restricted Stock

6.1 Annual Awards

     If the Board shall determine to make annual Awards entirely or partially in the form of Restricted Shares, an annual Award of Restricted Shares will be made automatically to each Nonemployee Director as of the date one week following the date of the Annual Meeting in an amount recommended by the Committee and approved by the Board. The number of Restricted Shares will be based on the Fair Market Value on the grant date of Deere common stock. Although the period of service shall run from the date of the Annual Meeting, the grant date shall be one week following the Annual Meeting to permit the dissemination to the market of information coming out of such meeting.

6.2 Partial Awards

     Upon the effective date of any amendment in the amount of any Award, upon recommendation of the Committee and approval by the Board, each Nonemployee Director shall receive a partial Award calculated as if the Nonemployee Director were serving a partial term as provided in Section 6.3, below, provided that the Fair Market Value shall be determined as of the grant date one week following the effective date of the Award. Restricted Shares previously granted to the Nonemployee Director for the same period shall be deducted from such Award.

6.3 Partial Terms

     A Nonemployee Director who is elected by the Board to fill a vacancy between Annual Meetings shall automatically be granted a pro rata portion of the number of Restricted Shares awarded to Nonemployee Directors as of the date one week following the date of the most recent Annual Meeting. Such prorated number of shares shall be determined by multiplying the number of Restricted Shares awarded as of the date one week following the date of the most recent Annual Meeting by a fraction, the numerator of which is the number of days remaining until the first anniversary of such most recent Annual Meeting, and the denominator of which is 365, and rounding the resulting number down to the nearest whole Share.

6.4 Custody and Transferability

     Restricted Shares awarded to a Nonemployee Director may not be sold, pledged, assigned, transferred, gifted, or otherwise alienated or hypothecated until such time as the restrictions with respect to such Shares have lapsed as provided herein. At the time Restricted Shares are awarded to a Nonemployee Director, shares representing the appropriate number of Restricted Shares shall be registered in the name of the Nonemployee Director but shall be held by Deere in custody for the account of such person. As Restrictions lapse on Shares upon death, Disability, retirement, or resignation as contemplated by Section 6.8, certificates or book entries therefore will be provided to the Participant.

6.5 Other Restrictions

     Deere may impose such other restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions intended to achieve compliance with the Securities Act of 1933, as amended, with the requirements of any stock exchange upon which such Shares or Shares of the same class are then listed, and with any blue sky or securities laws applicable to such Shares. Shares delivered upon death, Disability, retirement, or resignation as contemplated by Section 6.8 may bear such legends, if any, as the Board shall specify.

6.6 Voting Rights

     Participants shall have full voting rights in any Restricted Shares granted hereunder.

6.7 Dividend Rights

     Participants shall have full dividend rights in any Restricted Shares granted hereunder, with such dividends being paid to Participants. If all or part of a dividend is paid in Shares, the Shares shall be held by Deere subject to the same restrictions as the Restricted Stock that is the basis for the dividend.

6.8 Termination of Service from Board

     The restrictions provided for in Sections 6.4 and 6.5 shall remain in effect until, and shall lapse only upon, the termination of a Nonemployee Director’s service as a Director by reason of death, Disability, retirement, or resignation from the Board with the consent of the Board, and the Shares shall thereafter be delivered to the Nonemployee Director or the decedent’s beneficiary as designated pursuant to Section 10.3; provided, however, that if a Nonemployee Director’s service on the Board terminates by reason of retirement or resignation, an Award granted to such Nonemployee Director in the 12 months prior to such retirement or resignation shall be subject to proration as provided for in Article 8.

     In the event the Nonemployee Director’s service as a Director is terminated for any other reason, including, without limitation, any involuntary termination on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company, all Restricted Shares awarded to such Nonemployee Director prior to the date of termination shall be immediately forfeited and returned to Deere.

6.9 Tax Withholding

     Deere shall have the right under this Plan to collect cash from Nonemployee Directors in an amount necessary to satisfy any Federal, state, or local withholding tax requirements. Any Nonemployee Director may elect to satisfy withholding, in whole or in part, by having Deere withhold shares of common stock having a value equal to the amount required to be withheld.

Article 7. Restricted Stock Units (RSUs)

7.1 Annual Awards

     Unless the Board shall determine to make annual Awards hereunder entirely or partially in the form of Restricted Shares, an annual Award of Restricted Stock Units will be made to each Nonemployee Director automatically as of the date one week following the date of the Annual Meeting in an amount recommended by the Committee and approved by the Board. The number of Restricted Stock Units will be based on the Fair Market Value on the grant date of Deere common stock. Although the period of service shall run from the date of the Annual Meeting, the grant date shall be one week following the Annual Meeting to permit the dissemination to the market of information coming out of such meeting.

7.2 Partial Awards

     Upon the effective date of any amendment in the amount of any Award, upon recommendation of the Committee and approval by the Board, each Nonemployee Director shall receive a partial Award calculated as if the Nonemployee Director were serving a partial term as provided in Section 7.3, below, provided that the Fair Market Value shall be determined as of the grant date one week following the effective date of the Award. RSUs previously granted to the Nonemployee Director for the same period shall be deducted from such Award.

7.3 Partial Terms

     A Nonemployee Director who is elected by the Board to fill a vacancy between Annual Meetings shall automatically be granted a pro rata portion of the number of RSUs awarded to Nonemployee Directors as of the date one week following the date of the most recent Annual Meeting. Such prorated number of RSUs shall be determined by multiplying the number of RSUs awarded as of the date one week following the date of the most recent Annual Meeting by a fraction, the numerator of which is the number of days remaining until the first anniversary of such most recent Annual Meeting, and the denominator of which is 365 and rounding the resulting number down to the nearest whole RSU.

7.4 Settlement of RSUs; Election of Settlement Date

(a)	RSUs will be settled exclusively by delivery of Shares to Nonemployee Directors (or to a Nonemployee Director’s beneficiary or beneficiaries designated in accordance with Section 11.3). A Nonemployee Director may elect the settlement date for an annual Award of RSUs by making an irrevocable deferral election in writing on a form provided by Deere and delivered to Deere not later than the close of business on the last business day of the calendar year immediately preceding the calendar year of the Annual Meeting in respect of which the Award will be made (so that, for example, a deferral election relating to the annual Award of RSUs to be made following the 2012 Annual Meeting must be made by the close of business on the last business day of 2011); provided, however, that in the case of any person who is newly elected or appointed to the Board as a Nonemployee Director, and who does not have any rights or interests under any other deferred compensation plan, program, or arrangement of Deere that is required to be aggregated with RSUs under the Plan for purposes of Section 409A, such election may be made no later than 30 days after the date of such election or appointment.

A Nonemployee Director may designate on such deferral election form one of the following dates as the settlement date for such Award of RSUs:

	(A)	such Nonemployee Director’s Separation Date; or

	(B)	the later to occur of (A) or the first day of a calendar month specified by such Nonemployee Director but no later than 10 years following the Nonemployee Director’s Separation Date.

If a Nonemployee Director fails to designate one of the foregoing alternatives as the settlement date for an Award of RSUs, such Nonemployee Director shall be deemed to have designated alternative (A). Notwithstanding any election made by a Nonemployee Director on any election Form or any other provision of the Plan, in the event of such Nonemployee Director’s death, all RSUs held by such Nonemployee Director will be paid in Shares to such Nonemployee Director’s beneficiary (or if no beneficiary has been designated, to such Nonemployee Director’s estate) as soon as administratively practicable, and in any event, within 90 days following the date of such Nonemployee Director’s death.

(b)	Notwithstanding anything else herein to the contrary, to the extent that a Nonemployee Director is a “specified employee” (as defined by Section 409A) as of his or her Separation Date, no settlement of RSUs pursuant to alternative (A) of Section 7.4(a) (whether such alternative (A) was elected by the Nonemployee Director or applies by default, and including where alternative (A) applies because it is the later of the two dates specified in alternative (B)) may be made before the first business day that is more than six (6) months after such Nonemployee Director’s Separation Date, or, if earlier, the date of the Participant’s death, and any settlement of RSUs that would be made but for application of this provision shall instead be made on the first business day after the end of such six-month period (or, if earlier, the date of the Participant’s death).

(c)	In the event the Nonemployee Director’s service as a Director is terminated for any reason other than death, retirement, or resignation with the consent of the Board, including, without limitation, any involuntary termination on account of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company, all RSUs awarded to such Nonemployee Director prior to the date of termination and not previously settled by delivery of Shares shall be immediately forfeited and returned to Deere.

7.5 Stockholder Rights

     Restricted Stock Units shall not confer on a Nonemployee Director any rights as a stockholder of Deere (including without limitation voting rights) until Shares have been issued to such Nonemployee Director in settlement of such Restricted Stock Units.

7.6 Dividend Equivalents

     Until a Nonemployee Director’s Restricted Stock Units convert to Shares, if Deere pays a regular or ordinary dividend on its common stock, the Nonemployee Director will be paid a dividend equivalent for his or her RSUs. Deere will pay the dividend equivalent on the same day as Deere pays the corresponding dividend on its common stock. If Deere pays a dividend in Shares, Nonemployee Directors holding RSUs will receive additional RSUs equal to the number of Shares paid with respect to the corresponding number of Shares, and such additional RSUs shall be subject to the same terms and conditions, and shall be settled at the same time, as the RSUs to which they relate.

7.7 Tax Withholding

     Deere shall have the right under this Plan to collect cash from Nonemployee Directors in an amount necessary to satisfy any Federal, state, or local withholding tax requirements arising from settlement of RSUs or payment of dividend equivalents prior to settlement. A Nonemployee Director may elect to satisfy withholding tax obligations, in whole or in part, by having Deere withhold shares of common stock having a value equal to the amount required to be withheld.

7.8 Nontransferability

     The RSUs awarded to a Nonemployee Director may not be sold, pledged, assigned, transferred, gifted, or otherwise alienated or hypothecated. Shares delivered in settlement of RSUs shall not be subject to any such restrictions, except for any restrictions that may be imposed under applicable securities laws or policies of Deere.

Article 8. Proration in Year of Retirement or Resignation

     In the year of a Nonemployee Director’s termination of service on the Board due to retirement or resignation with the consent of the Board, such Nonemployee Director will earn a portion of the Award granted to such Nonemployee Director in the 12 months prior to such retirement or resignation based upon the number of months from the month of the grant and through the month in which the retirement or resignation becomes effective, and any portion of the Award not earned pursuant to the foregoing provision will be forfeited and returned to Deere. The provisions of this Article 8 shall apply to all types of awards under this Plan. The following schedule illustrates the application of these principles on the assumption that grants are made in March:

Month of	Portion of Award Earned	Portion of Award Forfeited
Retirement/Resignation
March	1/12	11/12
April	2/12	10/12
May	3/12	9/12
June	4/12	8/12
July	5/12	7/12/
August	6/12	6/12
September	7/12	5/12
October	8/12	4/12
November	9/12	3/12
December	10/12	2/12
January	11/12	1/12
February	12/12	n/a

Article 9. Change of Control

9.1 Change of Control

(a) In the event that:

     (i) a “Change of Control” as defined in paragraph (b) of this Article 9 occurs; and

     (ii) a Qualifying Termination occurs;

then, unless otherwise determined by the Committee or the Board in writing at or after the making of an Award, but prior to the occurrence of such Change of Control, all restrictions and vesting requirements applicable to any Award shall terminate and all Awards granted hereunder shall be settled by delivery of unrestricted Shares within 90 days following the occurrence of the later of the Change of Control or Qualifying Termination, provided, however, that no Award that provides for a deferral of compensation within the meaning of Section 409A shall be settled upon the occurrence of a Change of Control unless the event or circumstances constituting the Change of Control also constitute a “change in the ownership” of Deere, a “change in the effective control” of Deere, or a “change in the ownership of a substantial portion of the assets” of Deere, in each case as determined under Section 409A; and provided, further, that to the extent that the original terms of an Award do not provide for the Award to be settled upon the occurrence of a Change of Control, the Committee may subsequently provide for such a settlement only to the extent permitted under Section 409A. This Article 9 shall not preclude Directors from participating on the same terms as stockholders generally in any Change of Control transaction in which shares of common stock of Deere are cancelled or exchanged for other consideration.

(b) For purposes of paragraph (a) of this Article 9, a “Change of Control” means a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A promulgated under the Exchange Act whether or not Deere is then subject to such reporting requirement, provided that, without limitation, such a Change of Control shall be deemed to have occurred if:

(i) any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) (other than a Director or group of Directors, Deere, or any employee benefit plan of Deere including its trustee, or any corporation or similar entity which becomes the beneficial owner of securities of Deere in connection with a transaction excepted from the provisions of clause (iii) below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Deere (not including the securities beneficially owned or any securities acquired directly from Deere) representing thirty percent (30%) or more of the combined voting power of Deere’s then outstanding securities;

(ii) there shall cease to be a majority of the Board comprised as follows: individuals who upon approval of the Plan by the stockholders constitute the Board and any new director(s) whose appointment or election by the Board or nomination for election by Deere’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose appointment or election or nomination for election was previously so approved but excluding, for this purpose, any such new director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) there is consummated a merger, consolidation, or similar business combination transaction of Deere (including, for the avoidance of doubt, any business combination structured as a forward or reverse triangular merger involving any direct or indirect subsidiary of Deere) with any other company, other than a merger, consolidation, or similar business combination transaction which would result in the voting securities of Deere outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of Deere or such surviving entity or parent outstanding immediately after such merger, consolidation, or similar business combination transaction; or

(iv) the stockholders of Deere approve a plan of complete liquidation of Deere or there is consummated an agreement for the sale or disposition by Deere of all or substantially all of Deere’s assets.

(c) For purposes of paragraph (a) of this Article 9, a Nonemployee Director shall be considered to have experienced a Qualifying Termination if within six (6) months preceding or within twenty-four (24) calendar months following a Change of Control of Deere, the Nonemployee Director’s service on the Board terminates:

(i) upon the Nonemployee Director’s resignation from the Board at the request of Deere or another party to the transaction or series of transactions constituting the Change of Control;

(ii) because the Nonemployee Director is not appointed to the Board as constituted following consummation of the transaction or series of transactions constituting the Change of Control; or

(iii) as a result of Deere’s failure to nominate the Nonemployee Director for re-election to the Board;

provided, however, that in any such case the Nonemployee Director is willing and able to continue to serve on the Board; and provided, further, that a Nonemployee Director’s termination of service on the Board shall not be considered a Qualifying Termination if it results from (i) the Nonemployee Director’s removal from the Board for cause by vote of the stockholders of Deere pursuant to Section 141(k) of the DGCL; or (ii) the Nonemployee Director’s removal from the Board by the Delaware Court of Chancery pursuant to Section 225(c) of the DGCL.

For purposes of the Plan, a Nonemployee Director’s service on the Board will be considered to have terminated upon (and only upon) such Nonemployee Director’s “separation from service” from Deere as determined under the default provisions in Treasury Regulation Section 1.409A-1(h). For purposes of this Article 9, the “Board” shall be understood to include the board of directors or similar governing body of the surviving entity of the transaction or series of transactions that constitute a Change of Control, whether or not such surviving entity is Deere.

Article 10. Amendment, Modification, and Termination

10.1 Amendment, Modification, and Termination

     Subject to the terms set forth in this Section 10.1 and Section 10.2, the Board may terminate, amend, or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount, the price, or the timing of Awards to Nonemployee Directors may not be amended more than once every six (6) months, other than to comport with changes in laws and regulations.

     Without such approval of the shareholders of Deere as may be required by the Code, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto, no such termination, amendment, or modification may:

(a)	Materially increase the total number of Shares which may be available for grants of Awards under the Plan, except as provided in Section 4.3 herein; or

(b)	Materially modify the requirements with respect to eligibility to participate in the Plan; or

(c)	Materially increase the total benefits accruing to Nonemployee Directors under the Plan.

10.2 Awards Previously Granted

     Unless required by law, no termination, amendment, or modification of the Plan shall materially affect, in an adverse manner, any Award previously granted under the Plan, without the consent of the Nonemployee Director holding the Award; provided, however, that no such consent shall be required if the Board determines in its sole discretion that any such termination, amendment, or modification is necessary or advisable to comply with any law, regulation, ruling, judicial decision, or accounting standards or to ensure that Restricted Stock Units are not subject to federal, state, or local income tax prior to settlement.

Article 11. Miscellaneous

11.1 Gender and Number

     Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

11.2 Severability

     In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

11.3 Beneficiary Designation

     Each Nonemployee Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Nonemployee Director, and will be effective only when filed by the Nonemployee Director in writing with Deere during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Nonemployee Director’s death shall be paid to the Nonemployee Director’s estate.

11.4 No Right of Nomination

     Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Nonemployee Director for reelection by Deere’s shareholders.

11.5 Shares Available

     The Shares made available pursuant to Awards under the Plan may be either authorized but unissued Shares, or Shares which have been or may be reacquired by Deere, as determined from time to time by the Board.

11.6 Additional Compensation

     Shares and RSUs granted under the Plan shall be in addition to any annual retainer, attendance fees, or other compensation payable to each Nonemployee Director as a result of his or her service on the Board.

11.7 Successors

     All obligations of Deere under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to Deere, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Deere.

11.8 Requirements of Law

     The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

11.9 Governing Law

     To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

11.10 Securities Law Compliance

     Transactions under the Plan are intended to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 (including any successor provision). To the extent any provision of the Plan or action by the Board fails to comply with the requirements of Rule 16b-3, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

11.11 Plan Unfunded

     Restricted Stock Units awarded under the Plan shall constitute an unsecured promise of Deere to deliver Shares on the applicable settlement date, subject to the terms and conditions of the Plan. The Plan is unfunded, and Deere shall not be required to reserve or otherwise set aside funds or Shares for the payment of its obligations hereunder. As a holder of RSUs, a Nonemployee Director has only the rights of a general unsecured creditor of Deere. The Plan does not confer on any Nonemployee Director or beneficiary of a Nonemployee Director any interest whatsoever in any specific asset of Deere.

APPENDIX B DIRECTOR INDEPENDENCE CATEGORICAL STANDARDS OF DEERE & COMPANY CORPORATE GOVERNANCE POLICIES

NYSE Standards of Independence

A director may not be considered independent if the director does not meet the criteria for independence established by the New York Stock Exchange (NYSE) and applicable law. A director is considered independent under the NYSE criteria if the board finds that the director has no material relationship with the Company. Under the NYSE rules, a director will not be considered independent if, within the past three years:

  the director has been employed by Deere, either directly or through a personal or professional services agreement;
  an immediate family member of the director was employed by Deere as an executive officer;
  the director receives more than $120,000 during any twelve-month period in direct compensation from Deere, other than for service as an interim chairman or CEO and other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
  an immediate family member of the director receives more than $120,000 during any twelve-month period in direct compensation from Deere, other than for service as a non-executive employee and other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
  the director was affiliated with or employed by Deere’s independent auditor;
  an immediate family member of the director was a partner of Deere’s independent auditor, or was affiliated with or employed in a professional capacity by Deere’s independent auditor and personally worked on Deere’s audit;
  a Deere executive officer has served on the compensation committee of a company that, at the same time, employed the director or an immediate family member of the director as an executive officer; or
  the director is employed, or the immediate family member of a director is employed as an executive officer of another company and the annual payments to or received from Deere exceed in any single fiscal year the greater of $1 million or 2% of such other company’s consolidated gross annual revenues.

Categorical Standards of Independence

The Board of Directors has established the following additional categorical standards of independence to assist it in making independence determinations:

Business Relationships. Any payments by Deere to a business employing, or 10% or more owned by, a director or an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. The following relationships are not considered material relationships that would impair a director’s independence:

  if a director (or an immediate family member of the director) is an officer of another company that does business with Deere and the annual sales to, or purchases from Deere during such company’s preceding fiscal year are less than one percent of the gross annual revenues of such company;

B-1

  if a director is a partner of or of counsel to a law firm, the director (or an immediate family member of the director) does not personally perform any legal services for Deere, and the annual fees paid to the firm by Deere during such firm’s preceding fiscal year does not exceed $100,000; and
  if a director is a partner, officer, or employee of an investment bank or consulting firm, the director (or an immediate family member of the director) does not personally perform any investment banking or consulting services for Deere, and the annual fees paid to the firm by Deere during such firm’s preceding fiscal year does not exceed $100,000.

For purposes of these standards, “Deere” shall mean Deere & Company and its direct and indirect subsidiaries, and “immediate family member” shall have the meaning set forth in the NYSE independence rules, as may be amended from time to time.

Relationships with Not-for-Profit Entities. A director’s independence will not be considered impaired solely for the reason that the director or an immediate family member is an officer, director, or trustee of a foundation, university, or other not-for-profit organization that receives from Deere or its foundation during any of the prior three fiscal years, contributions in an amount not exceeding the greater of $1 million or two percent of the not-for profit organization’s aggregate annual charitable receipts during the entity’s fiscal year. (Any automatic matching of employee charitable contributions by Deere or its foundation is not included in Deere’s contributions for this purpose.) All contributions by Deere in excess of $100,000 to not-for-profit entities with which the director is affiliated shall be reported to the Corporate Governance Committee and may be considered in making independence determinations.

B-2

APPENDIX C
DEERE & COMPANY
RECONCILIATION OF NON-GAAP MEASURES

Short-Term Incentive:

As described in the CD&A under “Short-Term Incentive (“STI”),” Operating Return on Operating Assets (“OROA”) and Return on Equity (“ROE”) are the metrics used to measure performance for the annual bonus program. Management believes OROA and ROE are appropriate measures for the performance of the businesses. The OROA and ROE calculations can be summarized as follows, with dollar figures in millions:

	Equipment	Agriculture	Construction
OROA Calculation for Equipment Operations:	Operations	and Turf	and Forestry
Operating Profit (Loss)	$3,839	$3,447	$392
Average Identifiable Assets With Inventories at
Standard Cost (1)	$12,875	$10,017	$2,858
Operating Return On Assets With Inventories at
Standard Cost	29.8%	34.4%	13.7%

ROE Calculation for Financial Services and	Financial	Credit
Credit Operations:	Services	Operations
Net Income Attributable to Deere & Company	$471	$465
Average Equity (1)	$3,194	$3,124
Return on Equity	14.7%	14.9%

(1) In the event of an acquisition where goodwill exceeds $50 million, goodwill is excluded for two years to allow time for integration of the new business. There was no adjustment for goodwill for STI purposes for the fiscal year ended October 31, 2011. Average Identifiable Assets with Inventories at LIFO were $11,516 million, $8,867 million, and $2,649 million for Equipment Operations, Agriculture and Turf, and Construction and Forestry, respectively. OROA with Inventories at LIFO were 33.3%, 38.9%, and 14.8% for Equipment Operations, Agriculture and Turf, and Construction and Forestry, respectively.

Mid-Term Incentive:

As described in the CD&A under “Mid-Term Incentive (“MTI”),” Shareholder Value Added (“SVA”) is the metric used to measure performance. Management believes SVA is an appropriate measure for the performance of the businesses. SVA is, in effect, the pretax profit left over after subtracting the cost of enterprise capital. The computation of SVA can be summarized as follows for the performance period ending October 31, 2011, with dollar figures in millions:

	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year
	2008	2009	2010	2011
SVA Calculation for Equipment Operations:
Operating Profit (Loss)	$2,927	$1,365	$2,909	$3,839
Plus MTI Expense (Income) Included in
Operating Profit (Loss)	$132	$(10)	$138	$152
Adjusted Operating Profit (Loss)	$3,059	$1,355	$3,047	$3,991
Average Identifiable Assets
With Inventories at LIFO	$9,652	$9,647	$9,196	$11,516
With Inventories at Standard Cost	$10,812	$10,950	$10,494	$12,875
Less Estimated Cost of Assets (2)	$(1,284)	$(1,301)	$(1,259)	$(1,545)
Less Estimated Cost of Assets for MTI (2) (4)	$(1,286)	$(1,307)	$(1,256)	$(1,544)
SVA	$1,643	$64	$1,650	$2,294
SVA-Equipment Operations for MTI
Purposes	$1,773	$48	$1,791	$2,447
SVA Calculation for Financial Services:
Net Income (Loss) Attributable to
Deere & Company	$337	$203	$373	$471
Operating Profit (Loss)	$493	$242	$499	$725
Change in the Allowance for Doubtful
Receivables	$(4)	$68	$(14)	$—
SVA Income (Loss)	$489	$310	$485	$725
Plus MTI Expense (Income)	$18	$2	$14	$6
Change in the Allowance for Doubtful
Receivables	$—	$—	$—	$(28)
SVA Income (Loss) for MTI Purposes	$507	$312	$499	$703
Average Equity	$2,355	$2,732	$3,064	$3,194
Average Allowance for Doubtful Receivables	$183	$195	$232	$—
SVA Average Equity	$2,538	$2,927	$3,296	$3,194
Less Cost of Equity (3)	$(430)	$(458)	$(421)	$(492)
Less Cost of Equity for MTI (4) (5)	$(430)	$(458)	$(520)	$(616)
SVA	$59	$(148)	$64	$233

SVA-Financial Services for MTI
Purposes	$77	$(146)	$(21)	$87

Deere Enterprise SVA	$1,702	$(84)	$1,714	$2,527

Deere Enterprise SVA for MTI
Purposes	$1,850	$(98)	$1,770	$2,534

Total SVA for MTI Purposes for Four-Year
Performance Period Ending 2011				$6,056

(2) For purposes of determining SVA, the equipment segments are assessed a pretax cost of assets – which on an annual basis is generally 12% of the segment’s average identifiable operating assets during the applicable period with inventory at standard cost (believed to more closely approximate the current cost of inventory and the company’s investment in the asset).

(3) For SVA, Financial Services is assessed an annual pretax cost of average equity of approximately 18% in fiscal years 2008 through 2009 and approximately 15% in fiscal years 2010 through 2011. For fiscal years 2008 through 2010, the average equity excludes the effect of the allowance for doubtful receivables.

(4) For the performance periods ending in 2008 through 2011, in the event of an acquisition where goodwill exceeds 0.5% of average assets (at mid-cycle in the year of acquisition), goodwill is phased in over 5 years to allow time for integration of the new business.

(5) For SVA for MTI Purposes, Financial Services is assessed an annual pretax cost of average equity of approximately 18% for all fiscal years shown. The average equity excludes the effect of the allowance for doubtful receivables for all fiscal years.

At their meeting in December 2010, the Compensation Committee approved changing the SVA calculation to be equal to “As Reported” SVA which means the following changes are effective for the performance period ending in 2013 and beyond:

a.	MTI costs will be expensed prior to MTI payout. This increases the level of company performance required to achieve all designated levels of performance (minimum, target, and maximum);

b.	The pre-tax cost of average equity for Financial Services will be approximately 15% to align to external reporting adopted in fiscal 2010; and

c.	The adjustment for the change in allowances for credit losses for Financial Services will be eliminated, which is more in line with the SVA calculation for the Equipment Operations.

DIRECTIONS TO THE DEERE & COMPANY WORLD HEADQUARTERS
One John Deere Place, Moline, Illinois 61265-8098

The annual meeting will be held in the auditorium of the Deere & Company World Headquarters, which is located at One John Deere Place, Moline, Illinois. John Deere Place intersects the north side of John Deere Road east of 70th Street, Moline. The entrance to the World Headquarters and parking are on the east side of the building.

   From Chicago (or the east)

Take I-290 (Eisenhower Expressway) west to I-88 West (East-West Tollway) which turns into IL5/ John Deere Road. Follow IL5/John Deere Road to John Deere Place. Turn right onto John Deere Place. Follow for about 1/4 mile. Turn left onto the World Headquarters grounds. Follow the signs to parking on the east side of the building.

   From Des Moines (or the west)

Take I-80 east to exit number 298. Exit onto I-74 East. Follow for about 9 1/4 miles to the IL5 East/John Deere Road exit (Exit number 4B). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn left onto John Deere Place. Follow for about 1/4 mile. Turn left onto the World Headquarters grounds. Follow the signs to parking on the east side of the building.

   From Peoria (or the south)

Take I-74 west to the I-280 West exit. Exit onto I-280 West. Follow for about 10 miles to exit number 18A. Exit onto I-74 West. Follow for about 1/2 mile to the IL5 East/John Deere Road exit (Exit number 4B). Exit onto IL5 East/John Deere Road. Follow IL5/John Deere Road east for 3.3 miles to John Deere Place. Turn left onto John Deere Place. Follow for 1/4 mile. Turn left onto the World Headquarters grounds. Follow the signs to parking on the east side of the building.

DEERE & COMPANY STOCKHOLDER RELATIONS ONE JOHN DEERE PLACE MOLINE, IL 61265
YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING!
VOTE BY TELEPHONE AND INTERNET 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Deere & Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed, and returned the proxy card.

If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

VOTE IN PERSON
Submit your voting instructions at the meeting by filling out a ballot which, upon request, will be provided to you during the meeting.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M38627-P17182-Z56584	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DEERE & COMPANY

Vote on Directors
The Board of Directors recommends a vote FOR all Nominees.		For	Against	Abstain

1a.	Election of Director: Crandall C. Bowles	☐	☐	☐

1b.	Election of Director: Vance D. Coffman	☐	☐	☐

1c.	Election of Director: Charles O. Holliday, Jr.	☐	☐	☐

1d.	Election of Director: Dipak C. Jain	☐	☐	☐

1e.	Election of Director: Clayton M. Jones	☐	☐	☐

1f.	Election of Director: Joachim Milberg	☐	☐	☐

1g.	Election of Director: Richard B. Myers	☐	☐	☐

1h.	Election of Director: Thomas H. Patrick	☐	☐	☐

1i.	Election of Director: Sherry M. Smith	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

(Please sign, date, and return this proxy in the enclosed postage prepaid envelope.)

To receive your materials electronically in the future, please enroll at www.proxyvote.com.

Vote on Proposals

The Board of Directors recommends a vote FOR proposals 2, 3, and 4:		For	Against	Abstain

2.	Non-binding vote on executive compensation	☐	☐	☐

3.	Approval of the Nonemployee Director Stock Ownership Plan	☐	☐	☐

4.	Ratification of the appointment of Deloitte & Touche LLP as Deere's independent registered public accounting firm for fiscal 2012	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Stockholders:

It is a pleasure to invite you to the 2012 Annual Meeting of Stockholders of Deere & Company. The meeting will be held at 10 A.M. Central Time on Wednesday, February 29, 2012, at the Deere & Company World Headquarters, One John Deere Place, Moline, Illinois.

The enclosed Notice of the Meeting and Proxy Statement covers the formal business of the meeting, which includes election of the named directors, two proposals, the ratification of the independent registered public accounting firm for fiscal 2012, and any other business that properly comes before the meeting. The rules of conduct for the meeting include the following:

1.	No cell phones, cameras, sound equipment, or recording devices may be brought into the auditorium.

2.	There will be a discussion period at the end of the meeting. If you wish to present a question or comment, please wait for an attendant to provide a microphone, then begin by stating your name, indicating the city and state where you reside, and confirming that you are a stockholder.

3.	The Chairman is authorized to impose reasonable time limits on the remarks of individual stockholders and has discretion to rule on any matters that arise during the meeting. Personal grievances or claims are not appropriate subjects for the meeting.

4.	Voting results announced at the meeting by the Inspectors of Voting are preliminary. Voting results will be included in a Form 8-K filed with the Securities and Exchange Commission on or around March 5, 2012.

5.	Pagers and similar devices should be silenced.

The Proxy Statement and Annual Report to security holders are available on Deere's Internet site at
www.JohnDeere.com/stock.

Detach Proxy Card Here ▼ ▼
M38628-P17182-Z56584

DEERE & COMPANY
PROXY - ANNUAL MEETING / FEBRUARY 29, 2012

Solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Deere & Company on February 29, 2012.

The undersigned appoints each of Samuel R. Allen and Gregory R. Noe, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Deere & Company that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Please mark, date, and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian, or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark the corresponding box on the reverse side.)